UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AT&T Inc.

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Notice of At & T inc. 2019 Annual Meeting Of Stockholders and Proxy Statement.

TO OUR STOCKHOLDERS

Letter from the Chairman, CEO and President

Dear Stockholders:

It’s a pleasure to invite you to our 2019 Annual Meeting of Stockholders. I hope you can join us on Friday, April 26, 2019, at 9:00 a.m., at the Moody Performance Hall, 2520 Flora Street, Dallas, Texas 75201.

At this year’s meeting, we will discuss our strategy to become a modern media company and deliver on our mission to inspire human progress through the power of communication and entertainment.

You’ll hear about how we’re executing on that strategy by building on the solid performance of our communications business, standing up a revolutionary advertising business and continuing to create great entertainment. Most important, we’ll discuss our plans to grow free cash flow and pay down our debt – all while continuing to invest in growth and maintain a solid, steady dividend for you, our owners.

In recent years, you have seen us transform our company in big and dramatic ways. But one thing has not – and will not – change. That’s our goal of delivering strong results for you and sustainable, long-term growth and success for AT&T. On behalf of the Board and our management team, thank you for your continued support.

Sincerely,

Randall Stephenson

Letter from the Lead Director

Dear Stockholders:

In my second term as your company’s Independent Lead Director, I want you to know how proud I am to reaffirm AT&T’s lasting commitment to thoughtful and effective governance.

The Board’s role is to keep our company focused on the long-term and protect the interests of our stockholders. We take a disciplined, hands-on approach to discharging that duty – questioning assumptions, offering alternative points of view and assessing every decision through the lens of building stockholder value.

We have worked hard to recruit and maintain a Board with deep experience and varied backgrounds. In a rapidly evolving marketplace, that diversity of perspectives is crucial to our success in serving our customers and creating value for you.

I hope to see you at our 2019 Annual Meeting. Until then, please accept the gratitude of our entire Board for your enduring confidence in AT&T.

Sincerely,

Matthew Rose

AT&T Inc. One AT&T Plaza Whitacre Tower 208 S. Akard Street Dallas, TX 75202

NOTICE OF 2019 ANNUAL MEETING

OF STOCKHOLDERS AND PROXY STATEMENT

To the holders of Common Stock of AT&T Inc.:

The 2019 Annual Meeting of Stockholders of AT&T Inc. will be held as follows:

When:	9:00 a.m. local time, Friday, April 26, 2019

Where:	Moody Performance Hall 2520 Flora Street Dallas, Texas 75201

The purpose of the annual meeting is to consider and take action on the following:

1.	Election of Directors

2.	Ratification of Ernst & Young LLP as independent auditors

3.	Advisory approval of executive compensation

4.	Any other business that may properly come before the meeting, including a stockholder proposal

Holders of AT&T Inc. common stock of record at the close of business on February 27, 2019, are entitled to vote at the meeting and any adjournment of the meeting. Please sign, date, and return your proxy card or submit your proxy and/or voting instructions by telephone or through the Internet promptly so that a quorum may be represented at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors.

Stacey Maris

Senior Vice President – Assistant General Counsel

and Secretary

March 11, 2019

YOUR VOTE IS IMPORTANT

Please sign, date and return your proxy card or submit your proxy and/or voting instructions by telephone or through the Internet promptly so that a quorum may be represented at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

ATTENDING THE MEETING

If you plan to attend the meeting in person, please bring the admission ticket (attached to the proxy card or the Notice of Internet Availability of Proxy Materials) to the Annual Meeting. If you do not have an admission ticket or if you hold your shares in the name of a bank, broker, or other institution, you may obtain admission to the meeting by presenting proof of your ownership of AT&T stock.

Important Notice

Regarding the

Availability of Proxy Materials

for the Stockholder Meeting

To Be Held on April 26, 2019:

The proxy statement and

annual report to security holders

are available at

www.edocumentview.com/att

i

GUIDE TO AT&T’S PROXY STATEMENT

 GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AT&T Inc. (AT&T, the Company, or we) for use at the 2019 Annual Meeting of Stockholders of AT&T. The meeting will be held at 9:00 a.m. local time on Friday, April 26, 2019, at the Moody Performance Hall, 2520 Flora Street, Dallas, Texas 75201.

The purposes of the meeting are set forth in the Notice of Annual Meeting of Stockholders (see page i). This Proxy Statement and form of proxy are being sent or made available beginning March 11, 2019, to stockholders who were record holders of AT&T’s common stock, $1.00 par value per share, at the close of business on February 27, 2019. These materials are also available at www.edocumentview.com/att. Each share entitles the registered holder to one vote. As of January 31, 2019, there were 7,290,236,907 shares of AT&T common stock outstanding.

To constitute a quorum to conduct business at the meeting, stockholders representing at least 40% of the shares of common stock entitled to vote at the meeting must be present or represented by proxy.

TABLE OF CONTENTS	INDEX OF FREQUENTLY ACCESSED INFORMATION

1	PROXY STATEMENT SUMMARY
4	VOTING PROCEDURES
5	VOTING ITEMS
5	Management Proposal Item No. 1 - Election of Directors
13	Management Proposal Item No. 2 - Ratification of the Appointment of Ernst & Young as Independent Auditors
14	Management Proposal Item No. 3 - Advisory Approval of Executive Compensation
15	Stockholder Proposal Item No. 4 - Independent Chair
16	CORPORATE GOVERNANCE
17	Risk Oversight
18	Board Leadership Structure
19	Board Composition and Refreshment
21	Board Committees
26	Related Person Transactions
26	Director Compensation
29	Common Stock Ownership
33	AUDIT COMMITTEE
36	COMPENSATION DISCUSSION AND ANALYSIS
37	Executive Summary
40	Role of the Human Resources Committee
44	2018 Performance
51	Named Executive Officer Compensation
56	2018 Long Term Grants
62	EXECUTIVE COMPENSATION TABLES
76	OTHER INFORMATION
79	ANNEX A

77	Attending the Meeting
34	Auditor Fees
58	Benefits and Policies
18	Board Leadership Structure
16	Board Meeting Attendance
78	CEO Pay Ratio
41	Checklist of Compensation Practices
57	Clawback Policy
60	Compensation Consultant
6	Director Biographies
20	Director Independence
60	Equity Retention Policy
60	Hedging Policy
25	How to Contact Your Board
56	Long Term Awards Granted in 2018
40	Pay For Performance
50	Peer Group Comparison for Awards
25	Proxy Access
23	Public Policy Engagement
51	Realized Compensation
26	Related Person Transactions
17	Risk Oversight
30	Stock Ownership of Executives and Directors
60	Stock Ownership Guidelines
76	Voting

Acronyms Used

CAM	Career Average Minimum
CCO	Chief Compliance Officer
CDP	Cash Deferral Plan
CEO	Chief Executive Office
CSR	Corporate Social Responsibility
DOJ	U.S. Department of Justice
EBITDA	Earnings Before Interest, Taxes, Depreciation, and Amortization
EPS	Earnings Per Share
EY	Ernst & Young LLP
FCF	Free Cash Flow

MCB	Management Cash Balance
NEO	Named Executive Officer
NYSE	New York Stock Exchange
ROIC	Return on Invested Capital
RSU	Restricted Stock Unit
SEC	Securities and Exchange Commission
SERP	Supplemental Employee Retirement Plan
SRIP	Supplemental Retirement Income Plan
SPDP	Stock Purchase and Deferral Plan
SRIP	Supplemental Retirement Income Plan
TSR	Total Stockholder Return

ii

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. Please read the entire Proxy Statement carefully before voting.

Attending the Annual Meeting of Stockholders

If you plan to attend the meeting in person, please bring the admission ticket (attached to the proxy card or the Notice of Internet Availability of Proxy Materials) to the Annual Meeting. If you do not have an admission ticket or if you hold your shares in the name of a bank, broker, or other institution, you may obtain admission to the meeting by presenting proof of your ownership of AT&T stock.

Agenda and Voting Recommendations

Item	Description	Board Recommendation	Page
MANAGEMENT PROPOSALS:
1	Election of Directors	FOR each nominee	5
2	Ratification of Ernst & Young LLP as auditors for 2019	FOR	13
3	Advisory Approval of Executive Compensation	FOR	14
STOCKHOLDER PROPOSAL:
4	Independent Chair	AGAINST	15

Corporate Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability, and helps build public trust in the Company. The Corporate Governance section beginning on page 16 describes our governance framework, which includes the following highlights:

Independent Lead Director	Proxy access	Stockholder right to call special meetings

11 independent Director nominees	Independent Audit, Human Resources, and Corporate Governance and Nominating Committees	Directors required to hold shares until they leave the Board

Demonstrated Board refreshment and diversity	Robust Board, Committee, and Director evaluation process	Clawback policy

Annual election of Directors by majority vote	Long-standing commitment to sustainability	Regular sessions of non-management Directors

1

PROXY STATEMENT SUMMARY

Current Directors*

Our Directors exhibit an effective mix of skills, experience, diversity, and perspectives

Senior leadership/Ceo experience global business/ affairs finance/public accounting government/ regulatory industry/ technology investment/private equity

Name	Age	Director Since	Principal Occupation
Randall L. Stephenson	58	2005	Chairman, CEO, and President, AT&T Inc.
Samuel A. Di Piazza, Jr.	68	2015	Retired Global CEO, PricewaterhouseCoopers International Limited
Richard W. Fisher	69	2015	Former President and CEO, Federal Reserve Bank of Dallas
Scott T. Ford	56	2012	Member and CEO, Westrock Group, LLC
Glenn H. Hutchins	63	2014	Chairman, North Island and Co-Founder, Silver Lake
William E. Kennard	62	2014	Former United States Ambassador to the European Union and former Chairman of the Federal Communications Commission
Michael B. McCallister	66	2013	Retired Chairman and CEO, Humana Inc.
Beth E. Mooney	64	2013	Chairman and CEO, KeyCorp
Joyce M. Roché**	71	1998	Retired President and CEO, Girls Incorporated
Matthew K. Rose	59	2010	Chairman and CEO, Burlington Northern Santa Fe, LLC
Cynthia B. Taylor	57	2013	President and CEO, Oil States International, Inc.
Laura D’Andrea Tyson	71	1999	Distinguished Professor of the Graduate School, Haas School of Business, and Chair of the Blum Center for Developing Economies Board of Trustees at the University of California, Berkeley
Geoffrey Y. Yang	60	2016	Founding Partner and Managing Director, Redpoint Ventures

* All Directors are independent, except for Mr. Stephenson

** Retiring effective April 26, 2019

2

PROXY STATEMENT SUMMARY

Executive Compensation Highlights

2019 Program Enhancement

The Committee has approved the use of Net-Debt-to-Adjusted-EBITDA as a new performance metric with a 20% weighting for determining 2019 short-term incentive awards (payable 2020) for all Executive Officers.

The narrative on pages 40-60 more fully describes how the Committee, with the input of its consultant, has designed and evolved our Executive Officer compensation and benefits program using the Committee’s guiding pay principles as the pillars of the program. We also outline how we establish pay targets and how actual Executive Officer pay is determined. Finally, we provide a description of other benefits.

PAY AND PERFORMANCE AT A GLANCE*

2018 Corporate Short Term Awards

Metric	Type of Metric	Metric Weight	Attainment	Payout%
2018 EPS	Quantitative	60%	92%	81%
2018 FCF	Quantitative	30%	98%	98%
Collaboration	Qualitative	10%	n/a	100%
Weighted Average Payout				88%

*	See performance adjustments beginning on page 45

Long Term Award – Performance Share Component

2016-2018 Performance Period

Metric	Metric Weight	Attainment	Payout%
3-Year ROIC	75%	7.56%	101%
3-Year Relative TSR	25%	Level 6	0%
Weighted Average Payout			76%

What We Do	What We Don’t Do

✓  Multiple Performance Metrics and Time Horizons: Use multiple performance metrics and multi-year vesting timeframes to discourage unnecessary short-term risk taking.

✓ Stock Ownership and Holding Period Requirements: NEOs must comply with stock ownership guidelines and hold 25% of post-2015 stock award distributions until retirement.

✓  Dividend Equivalents: Paid at the end of performance period on earned Performance Shares.

✓  Annual Compensation-Related Risk Review: Performed annually to confirm that our programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company.

✓ Clawback Policy: Provides for the recovery of previously paid executive compensation for any fraudulent or illegal conduct.

✓  Severance Policy: Limits payments to 2.99 times salary and target bonus.

✘  No “Single Trigger” Change in Control Provisions: No accelerated vesting of equity awards upon change in control.

✘ No Tax Gross-Ups: No excise tax gross-up payments; no other tax gross-ups, except in extenuating circumstances.

✘  No Credit for Unvested Shares when determining stock ownership guideline compliance.

✘  No Repricing or Buy-Out of underwater stock options.

✘  No Hedging or Short Sales of AT&T stock.

✘  No Supplemental Executive Retirement Benefits for officers promoted/hired after 2008.

✘  No Guaranteed Bonuses: The Company does not guarantee bonus payments.

✘  No Excessive Dilution: Our annual equity grants represent less than 1% of the total outstanding Common Stock each year. As of July 31, 2018, our total dilution was 1.4% of outstanding Common Stock.

3

VOTING PROCEDURES

Each share of AT&T common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All matters, except as provided below, are determined by a majority of the votes cast, unless a greater number is required by law or our Certificate of Incorporation for the action proposed. A majority of votes cast means the number of votes cast “for” a matter exceeds the number of votes cast “against” such matter.

If the proxy is submitted and no voting instructions are given, the person or persons designated on the card will vote the shares for the election of the Board of Directors’ nominees and in accordance with the recommendations of the Board of Directors on the other subjects listed on the proxy card and at their discretion on any other matter that may properly come before the meeting.

The Board of Directors is not aware of any matters that will be presented at the meeting for action on the part of stockholders other than those described in this Proxy Statement.

Election of Directors

In the election of Directors, each Director is elected by the vote of the majority of the votes cast with respect to that Director’s election. Under our Bylaws, if a nominee for Director is not elected and the nominee is an existing Director standing for re-election (or incumbent Director), the Director must promptly tender his or her resignation to the Board, subject to the Board’s acceptance. The Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Corporate Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Corporate Governance and Nominating Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. Any Director who tenders his or her resignation as described above will not participate in the recommendation of the Corporate Governance and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation.

If the number of persons nominated for election as Directors as of ten days before the record date for determining stockholders entitled to notice of or to vote at such meeting shall exceed the number of Directors to be elected, then the Directors shall be elected by a plurality of the votes cast. Because no persons other than the incumbent Directors have been nominated for election at the 2019 Annual Meeting, the majority vote provisions will apply.

Advisory Vote on Executive Compensation

The advisory vote on executive compensation is non-binding, and the preference of the stockholders will be determined by the choice receiving the greatest number of votes.

All Other Matters to be Voted Upon

All other matters at the 2019 Annual Meeting will be determined by a majority of the votes cast.

Abstentions

Except as noted above, shares represented by proxies marked “abstain” with respect to the proposals described on the proxy card and by proxies marked to deny discretionary authority on other matters will not be counted in determining the vote obtained on such matters.

Broker Non-Votes

Under the rules of the NYSE, on certain routine matters, brokers may, at their discretion, vote shares they hold in “street name” on behalf of beneficial owners who have not returned voting instructions to the brokers. On all other matters, brokers are prohibited from voting uninstructed shares. In instances where brokers are prohibited from exercising discretionary authority (so-called broker non-votes), the shares they hold are not included in the vote totals.

At the 2019 Annual Meeting, brokers will be prohibited from exercising discretionary authority with respect to each of the matters submitted other than the ratification of the auditors. As a result, for each of the matters upon which the brokers are prohibited from voting, the broker non-votes will have no effect on the results.

4

VOTING ITEMS

MANAGEMENT PROPOSALS

Item No. 1 - Election of Directors

Under our Bylaws, the Board of Directors has the authority to determine the size of the Board and to fill vacancies. Currently, the Board is comprised of 13 Directors, one of whom is an Executive Officer of AT&T. There are no vacancies on the Board. Under AT&T’s Corporate Governance Guidelines, a Director will not be nominated by the Board for re-election if the Director would be 72 or older at the time of the election.

Joyce M. Roché will retire at the 2019 Annual Meeting and will not stand for re-election. Accordingly, the Board has voted to reduce its size to 12 Directors effective immediately before the meeting.

The Board of Directors has nominated the 12 persons listed below for election as Directors to one-year terms of office that would expire at the 2020 Annual Meeting. Each of the nominees is an incumbent Director of AT&T recommended for re-election by the Corporate Governance and Nominating Committee. In making these nominations, the Board reviewed the background of the nominees (each nominee’s biography can be found beginning on the next page) and determined to nominate each of the current Directors for re-election, other than the retiring Director.

The Board believes that each nominee has valuable individual skills, attributes, and experiences that, taken together, provide us with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of a large and varied enterprise like AT&T. As indicated in the following biographies, the nominees have significant leadership skills and extensive experience in a variety of fields, including telecommunications, technology, public accounting, health care, education, economics, financial services, law, operations, logistics, government service, public policy, academic research, consulting, and nonprofit organizations, each of which the Board believes provides valuable knowledge about important elements of AT&T’s business. A number of the nominees also have extensive experience in international business and affairs, which the Board believes affords it an important global perspective in its deliberations.

If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a Director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

The Board recommends you vote FOR each of the following candidates:

Name	Age	Director Since	Principal Occupation

Randall L. Stephenson	58	2005	Chairman, CEO, and President, AT&T Inc.

Samuel A. Di Piazza, Jr.	68	2015	Retired Global CEO, PricewaterhouseCoopers International Limited

Richard W. Fisher	69	2015	Former President and CEO, Federal Reserve Bank of Dallas

Scott T. Ford	56	2012	Member and CEO, Westrock Group, LLC

Glenn H. Hutchins	63	2014	Chairman, North Island and Co-Founder, Silver Lake

William E. Kennard	62	2014	Former United States Ambassador to the European Union and former Chairman of the Federal Communications Commission

Michael B. McCallister	66	2013	Retired Chairman and CEO, Humana Inc.

Beth E. Mooney	64	2013	Chairman and CEO, KeyCorp

Matthew K. Rose	59	2010	Chairman and CEO, Burlington Northern Santa Fe, LLC

Cynthia B. Taylor	57	2013	President and CEO, Oil States International, Inc.

Laura D’Andrea Tyson	71	1999	Distinguished Professor of the Graduate School, Haas School of Business, and Chair of the Blum Center for Developing Economies Board of Trustees at the University of California, Berkeley

Geoffrey Y. Yang	60	2016	Founding Partner and Managing Director, Redpoint Ventures

All Director nominees are independent, except for Mr. Stephenson.

5

VOTING ITEMS

Randall L. Stephenson		Age 58 Director since 2005

Mr. Stephenson is Chairman of the Board, Chief Executive Officer, and President of AT&T Inc. and has served in this capacity since 2007. He has held a variety of high-level finance, operational, and marketing positions with AT&T, including serving as Chief Operating Officer from 2004 until his appointment as Chief Executive Officer in 2007 and as Chief Financial Officer from 2001 to 2004. He began his career with the Company in 1982. Mr. Stephenson received his B.S. in accounting from Central State University (now known as the University of Central Oklahoma) and earned his Master of Accountancy degree from the University of Oklahoma.

AT&T Board Committees Executive (Chair) Past Directorships The Boeing Company (2016-2017); Emerson Electric Co. (2006-2017)	Qualifications, Attributes, Skills, and Experience

Mr. Stephenson’s qualifications to serve on the Board include his more than 35 years of experience in the telecommunications industry, his intimate knowledge of our Company and its history, his expertise in finance and operations management, and his years of executive leadership experience across various divisions of our organization, including serving as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Senior Vice President of Finance, and Senior Vice President of Consumer Marketing.

	Senior Leadership/Chief Executive Officer Experience	Extensive Knowledge of the Company’s Business and/or Industry

	High Level of Financial Experience	Public Company Board Service and Governance Experience

Samuel A. Di Piazza, Jr.	Age 68 Director since 2015

Mr. Di Piazza served as Global Chief Executive Officer of PricewaterhouseCoopers International Limited (an international professional services firm) from 2002 until his retirement in 2009. Mr. Di Piazza began his 36-year career with PricewaterhouseCoopers (PwC, formerly Coopers & Lybrand) in 1973 and was named Partner in 1979 and Senior Partner in 2000. From 1979 to 2002, Mr. Di Piazza held various regional leadership positions with PwC. After his retirement from PwC, Mr. Di Piazza joined Citigroup where he served as Vice Chairman of the Global Corporate and Investment Bank from 2011 until 2014. Since 2010, Mr. Di Piazza has served as the Chairman of the Board of Trustees of The Mayo Clinic. He received his B.S. in accounting from the University of Alabama and earned his M.S. in tax accounting from the University of Houston. He served as a Director of DIRECTV from 2010 until the company was acquired by AT&T Inc. in 2015.

AT&T Board Committees

Audit (Chair); Executive;

Public Policy and

Corporate Reputation

Other Public Company Directorships

Jones Lang LaSalle

Incorporated; ProAssurance Corporation; Regions Financial Corporation

Past Directorships

DIRECTV (2010-2015)

Qualifications, Attributes, Skills, and Experience

Mr. Di Piazza’s qualifications to serve on the Board include his executive leadership skills, his vast experience in public accounting with a major accounting firm, and his experience in international business and affairs, all strong attributes for the Board of AT&T. His qualifications also include his prior service as a Director of DIRECTV, a digital entertainment services company that we acquired.

Senior Leadership/Chief Executive Officer Experience	Extensive Knowledge of the Company’s Business and/or Industry
High Level of Financial Experience	Global Business/Affairs Experience

6

VOTING ITEMS

Richard W. Fisher		Age 69 Director since 2015

Mr. Fisher served as President and Chief Executive Officer of the Federal Reserve Bank of Dallas from 2005 until March 2015. He has been Senior Advisor to Barclays PLC (a financial services provider) since 2015. From 2001 to 2005, Mr. Fisher was Vice Chairman and Managing Partner of Kissinger McLarty Associates (a strategic advisory firm). From 1997 to 2001, Mr. Fisher served as Deputy U.S. Trade Representative with the rank of Ambassador. Previously, he served as Managing Partner of Fisher Capital Management and Fisher Ewing Partners LP (investment advisory firms) and prior to that was Senior Manager of Brown Brothers Harriman & Co. (a private banking firm). He is an Honorary Fellow of Hertford College, Oxford University, and a Fellow of the American Academy of Arts and Sciences. Mr. Fisher received his B.A. in economics from Harvard University and earned his M.B.A. from Stanford University.

AT&T Board Committees Corporate Development and Finance; Corporate Governance and Nominating Other Public Company Directorships PepsiCo, Inc.; Tenet Healthcare Corporation	Qualifications, Attributes, Skills, and Experience

Mr. Fisher’s qualifications to serve on the Board include his extensive financial, trade and regulatory expertise, and a deep understanding of Mexico and Latin America, all of which enable him to provide valuable financial and strategic insight to AT&T.

	Senior Leadership/Chief Executive Officer Experience	Government/Regulatory Expertise
	High Level of Financial Experience	Global Business/Affairs Experience

Scott T. Ford		Age 56 Director since 2012

Mr. Ford founded Westrock Group, LLC (a private investment firm in Little Rock, Arkansas) in 2013, where he has served as Member and Chief Executive Officer since its inception. Westrock Group operates Westrock Coffee Company, LLC (a fully integrated coffee company), which Mr. Ford founded in 2009, and where he has served as Chief Executive Officer since 2009. Westrock Group also operates Westrock Asset Management, LLC (a global alternative investment firm), which Mr. Ford founded in 2014, and where he has served as Chief Executive Officer and Chief Investment Officer since 2014. Mr. Ford previously served as President and Chief Executive Officer of Alltel Corporation (a provider of wireless voice and data communications services) from 2002 to 2009 and served as an executive member of Alltel Corporation’s board of directors from 1996 to 2009. He also served as Alltel Corporation’s President and Chief Operating Officer from 1998 to 2002. Mr. Ford led Alltel through several major business transformations, culminating with the sale of the company to Verizon Wireless in 2009. Mr. Ford received his B.S. in finance from the University of Arkansas, Fayetteville.

AT&T Board Committees Corporate Development and Finance (Chair); Executive; Human Resources Past Directorships Bear State Financial, Inc. (2011-2018)	Qualifications, Attributes, Skills, and Experience

Mr. Ford’s qualifications to serve on the Board include his extensive experience and expertise in the telecommunications industry, his strong strategic focus, his leadership experience in the oversight of a large, publicly traded company, and his experience in international business and private equity, all of which bring valuable contributions to AT&T’s strategic planning and industry competitiveness.

	Senior Leadership/Chief Executive Officer Experience	Extensive Knowledge of the Company’s Business and/or Industry
	Public Company Board Service and Governance Experience	Investment/Private Equity Experience

7

VOTING ITEMS

Glenn H. Hutchins		Age 63 Director since 2014

Mr. Hutchins is Chairman of North Island (an investment firm based in New York, New York) and of Tide Mill, LLC (the Hutchins family office, formerly North Island, LLC, in New York, New York). He is also a co-founder of Silver Lake (a technology investment firm based in New York, New York and Menlo Park, California), which was founded in 1999, and where Mr. Hutchins served as Co-CEO until 2011 and as Managing Director from 1999 until 2011. Prior to that, Mr. Hutchins was Senior Managing Director at The Blackstone Group (a global investment firm) from 1994 to 1999. Mr. Hutchins served as Chairman of the Board of SunGard Data Systems Inc. (a software and technology services company) from 2005 until 2015. He is a Director of the Federal Reserve Bank of New York and Co-Chairman of the Brookings Institution. Previously, Mr. Hutchins served as a Special Advisor in the White House on economic and health-care policy from 1993 to 1994 and as Senior Advisor on the transition of the Administration from 1992 to 1993. He holds an A.B. from Harvard College, an M.B.A. from Harvard Business School, and a J.D. from Harvard Law School.

AT&T Board Committees Corporate Development and Finance; Public Policy and Corporate Reputation Other Public Company Directorships Virtu Financial, Inc. Past Directorships Nasdaq, Inc. (2005-2017)	Qualifications, Attributes, Skills, and Experience

Mr. Hutchins’ qualifications to serve on our Board include his extensive experience and expertise in the technology and financial sectors, his public policy experience, and his strong strategic focus, all of which enable him to provide valuable financial and strategic insight to AT&T.

	Senior Leadership/Chief Executive Officer Experience	Government/Regulatory Expertise
	Technology Expertise	Investment/Private Equity Experience

William E. Kennard		Age 62 Director since 2014

Mr. Kennard served as the United States Ambassador to the European Union from 2009 to 2013. From 2001 to 2009, Mr. Kennard was Managing Director of The Carlyle Group (a global asset management firm) where he led investments in the telecommunications and media sectors. Mr. Kennard served as Chairman of the U.S. Federal Communications Commission from 1997 to 2001. Before his appointment as FCC Chairman, he served as the FCC’s General Counsel from 1993 until 1997. Mr. Kennard joined the FCC from the law firm of Verner, Liipfert, Bernhard, McPherson and Hand (now DLA Piper) where he was a partner and member of the firm’s board of directors. Mr. Kennard received his B.A. in communications from Stanford University and earned his law degree from Yale Law School.

AT&T Board Committees Corporate Governance and Nominating; Public Policy and Corporate Reputation Other Public Company Directorships Duke Energy Corporation; Ford Motor Company; MetLife, Inc.	Qualifications, Attributes, Skills, and Experience

Mr. Kennard’s qualifications to serve on our Board include his expertise in the telecommunications industry, his understanding of public policy, and his international perspective, as well as his background and experience in law and regulatory matters, all strong attributes for the Board of AT&T.

	Senior Leadership/Chief Executive Officer Experience	Government/Regulatory Expertise
	Extensive Knowledge of the Company’s Business and/or Industry	Legal Experience

8

VOTING ITEMS

Michael B. McCallister		Age 66 Director since 2013

Mr. McCallister served as Chairman of Humana Inc. (a health care company in Louisville, Kentucky) from 2010 to 2013, and as a member of Humana’s Board of Directors beginning in 2000. He also served as Humana’s Chief Executive Officer from 2000 until his retirement in 2012. During Mr. McCallister’s tenure, he led Humana through significant expansion and growth, nearly quadrupling its annual revenues between 2000 and 2012, and led the company to become a FORTUNE 100 company. Mr. McCallister received his B.S. in accounting from Louisiana Tech University and earned his M.B.A. from Pepperdine University.

AT&T Board Committees Audit; Human Resources Other Public Company Directorships Fifth Third Bancorp; Zoetis Inc.	Qualifications, Attributes, Skills, and Experience

Mr. McCallister’s qualifications to serve on the Board include his executive leadership experience in the oversight of a large, publicly traded company and his depth of experience in the health care sector, which is of increasing importance to a company like AT&T.

	Senior Leadership/Chief Executive Officer Experience	Public Company Board Service and Governance Experience
	Healthcare Expertise	High Level of Financial Experience

Beth E. Mooney		Age 64 Director since 2013

Ms. Mooney is Chairman and Chief Executive Officer of KeyCorp (a bank holding company in Cleveland, Ohio) and has served in this capacity since 2011. She previously served as KeyCorp’s President and Chief Operating Officer from 2010 to 2011. Ms. Mooney joined KeyCorp in 2006 as a Vice Chair and head of Key Community Bank. Prior to joining KeyCorp, beginning in 2000 she served as Senior Executive Vice President at AmSouth Bancorporation (now Regions Financial Corporation), where she also became Chief Financial Officer in 2004. Ms. Mooney served as a Director of the Federal Reserve Bank of Cleveland in 2016 and was appointed to represent the Fourth Federal Reserve District on the Federal Advisory Council beginning in 2017. She received her B.A. in history from the University of Texas at Austin and earned her M.B.A. from Southern Methodist University.

AT&T Board Committees Corporate Development and Finance; Corporate Governance and Nominating Other Public Company Directorships KeyCorp	Qualifications, Attributes, Skills, and Experience

Ms. Mooney’s qualifications to serve on the Board include her executive leadership skills in the oversight of a large, publicly traded and highly-regulated company and her more than 30 years of experience in the banking and financial services industry, which bring valuable financial and strategic insight to AT&T.

	Senior Leadership/Chief Executive Officer Experience	Government/Regulatory Expertise
	High Level of Financial Experience	Public Company Board Service and Governance Experience

9

VOTING ITEMS

Matthew K. Rose	Age 59 Director since 2010

Mr. Rose is Chairman of the Board and Chief Executive Officer of Burlington Northern Santa Fe, LLC (a freight rail system based in Fort Worth, Texas and a subsidiary of Berkshire Hathaway Inc., formerly known as Burlington Northern Santa Fe Corporation) and has served in this capacity since 2002, having also served as President until 2010. Before serving as its Chairman, Mr. Rose held several leadership positions there and at its predecessors, including President and Chief Executive Officer from 2000 to 2002, President and Chief Operating Officer from 1999 to 2000, and Senior Vice President and Chief Operations Officer from 1997 to 1999. Mr. Rose also serves as Executive Chairman of BNSF Railway Company (a subsidiary of Burlington Northern Santa Fe, LLC), having served as Chairman and Chief Executive Officer from 2002 to 2013. He earned his B.S. in marketing from the University of Missouri. Mr. Rose has announced his intention to retire from BNSF in April of 2019.

AT&T Board Committees

Corporate Governance and Nominating (Chair); Executive; Human Resources

Other Public Company Directorships

BNSF Railway Company; Burlington Northern Santa Fe, LLC; Fluor Corporation

Qualifications, Attributes, Skills, and Experience

Mr. Rose’s qualifications to serve on the Board include his extensive experience in the executive oversight of a large, complex and highly-regulated organization, his considerable knowledge of operations management and logistics, and his experience and skill in managing complex regulatory and labor issues comparable to those faced by AT&T.

Senior Leadership/Chief Executive Officer Experience	Government/Regulatory Expertise
Labor Experience	Operations/Logistics Experience

Cynthia B. Taylor		Age 57 Director since 2013

Ms. Taylor is President, Chief Executive Officer and a Director of Oil States International, Inc. (a diversified solutions provider for the oil and gas industry in Houston, Texas) and has served in this capacity since 2007. She previously served as Oil States International, Inc.’s President and Chief Operating Officer from 2006 to 2007 and as its Senior Vice President-Chief Financial Officer from 2000 to 2006. Ms. Taylor was Chief Financial Officer of L.E. Simmons & Associates, Inc. from 1999 to 2000 and Vice President-Controller of Cliffs Drilling Company from 1992 to 1999, and prior to that, held various management positions with Ernst & Young LLP, a public accounting firm. She received her B.B.A. in accounting from Texas A&M University and is a Certified Public Accountant.

AT&T Board Committees Audit; Public Policy and Corporate Reputation Other Public Company Directorships Oil States International, Inc. Past Directorships Tidewater Inc. (2008-2017)	Qualifications, Attributes, Skills, and Experience

Ms. Taylor’s qualifications to serve on the Board include her executive leadership skills in the oversight of a large, publicly traded company, her vast experience in finance and public accounting, and her experience in international business and affairs, all of which bring a broad spectrum of management experience to our Board.

	Senior Leadership/Chief Executive Officer Experience	Global Business/Affairs Experience
	High Level of Financial Experience	Operations/Logistics Experience

10

VOTING ITEMS

Laura D’Andrea Tyson	Age 71 Director since 1999

Dr. Tyson is a Distinguished Professor of the Graduate School at the Haas School of Business, University of California, Berkeley, and has served in this capacity since 2016. She is also the Chair of the Blum Center for Developing Economies Board of Trustees, University of California, Berkeley, and has served in this capacity since 2007. Dr. Tyson has also been the Faculty Director of the Berkeley Haas School’s Institute for Business and Social Impact since 2013. Dr. Tyson was interim Dean of UC Berkeley’s Haas School of Business from July 1, 2018, through December 31, 2018. She previously served as Dean of the Haas School from 1998 to 2001. She also served as Dean of London Business School from 2002 until 2006. Dr. Tyson was Professor of Business Administration and Economics at Berkeley Haas from 2007 until 2016 and was Professor of Global Management at the Haas School from 2008 until 2013. From 1997 to 1998, she served as UC Berkeley’s Professor of Economics and Business Administration. Dr. Tyson has served in various government roles, including serving as a member of the U.S. Department of State Foreign Affairs Policy Board (2011-2013), the Council on Jobs and Competitiveness for the President of the United States (2011-2013), and the Economic Recovery Advisory Board to the President of the United States (2009-2011), and has also served as National Economic Adviser to the President of the United States (1995-1996) and as Chair of the White House Council of Economic Advisers (1993-1995). Since 2007, Dr. Tyson has served as an adviser and faculty member of the World Economic Forum. Dr. Tyson received her B.A. in economics from Smith College and earned her Ph.D. in economics at the Massachusetts Institute of Technology. Dr. Tyson served as a Director of Ameritech Corporation from 1997 until the company was acquired by AT&T (then known as SBC Communications Inc.) in 1999.

AT&T Board Committees

Audit; Executive; Public Policy and Corporate
Reputation (Chair)

Other Public Company Directorships

CBRE Group, Inc.

Past Directorships

Morgan Stanley (1997-2016); Silver Spring Networks, Inc. (2009-2018)

Qualifications, Attributes, Skills, and Experience

Dr. Tyson’s qualifications to serve on the Board include her expertise in economics and public policy, her experience as an advisor in various business and political arenas, and her vast knowledge of international business and affairs, all strong attributes for the Board of AT&T. Her qualifications also include her prior service as a director of a telecommunications company that we acquired.

Senior Leadership/Chief Executive Officer Experience	Government/Regulatory Expertise
High Level of Financial Experience	Public Company Board Service and Governance Experience

11

VOTING ITEMS

Geoffrey Y. Yang		Age 60 Director since 2016

Mr. Yang is a founding partner and Managing Director of Redpoint Ventures (a global private equity and venture capital firm based in Menlo Park, California) and has served in this capacity since 1999. Prior to founding Redpoint, Mr. Yang was a General Partner with Institutional Venture Partners (a private equity investment firm in Menlo Park, California), which he joined in 1987. Mr. Yang has over 30 years of experience in the venture capital industry and has helped found or served on the boards of a variety of consumer media, internet, and infrastructure companies. Mr. Yang holds a B.S.E. in engineering from Princeton University and an M.B.A. from Stanford University.

AT&T Board Committees Corporate Development and Finance; Human Resources Other Public Company Directorships Franklin Resources, Inc.	Qualifications, Attributes, Skills, and Experience

Mr. Yang’s qualifications to serve on the Board include his extensive experience in technology and emerging forms of media and entertainment, his decades of experience and expertise in venture capital, his strong strategic focus, as well as his vast experience in serving on the boards of private and public technology companies, all of which enable him to provide valuable contributions to AT&T’s financial and strategic planning and industry competitiveness.

	Senior Leadership/Chief Executive Officer Experience	Global Business/Affairs Experience
	Investment/Private Equity Experience	Technology Expertise

12

VOTING ITEMS

Item No. 2 - Ratification of the Appointment of Ernst & Young LLP as Independent Auditors

This proposal would ratify the Audit Committee’s appointment of Ernst & Young LLP (EY) to serve as independent auditors of AT&T for the fiscal year ending December 31, 2019. The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:

•	quality and performance of the lead audit partner and the overall engagement team,

•	knowledge of the telecommunications, media and enternainment, and technology industries and company operations,

•	global capabilities and technical expertise,

•	auditor independence and objectivity, and

•	the potential impact of rotating to another independent audit firm.

The Audit Committee’s oversight of EY includes regular private sessions with EY, discussions about audit scope and business imperatives, and—as described above—a comprehensive annual evaluation to determine whether to re-engage EY. Considerations concerning auditor independence include:

•	Limits on non-audit services: The Audit Committee preapproves audit and permissible non-audit services provided by EY in accordance with its pre-approval policy.
•

Audit partner rotation: EY rotates the lead audit partner and other partners on the engagement consistent with independence requirements. The Audit Committee oversees the selection of each new lead audit partner.

•	EY’s internal independence process: EY conducts periodic internal reviews of its audit and other work and assesses the adequacy of partners and other personnel working on the Company’s account.

•	Strong regulatory framework: EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.

Based on these considerations, the Audit Committee believes that the selection of Ernst & Young LLP is in the best interest of the company and its stockholders. Therefore, the Audit Committee recommends that stockholders ratify the appointment of Ernst & Young LLP. If stockholders do not ratify the appointment, the Committee will reconsider its decision. One or more members of Ernst & Young LLP are expected to be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board recommends you vote FOR this proposal

13

VOTING ITEMS

Item No. 3 - Advisory Approval of Executive Compensation

This proposal would approve the compensation of Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures (see pages 40 through 75). These sections describe our executive compensation program.

The Human Resources Committee is responsible for executive compensation and works to structure a balanced program that addresses the dynamic, global marketplace in which AT&T competes for talent. The compensation structure includes pay-for-performance and equity-based incentive programs and seeks to reward executives for attaining performance goals.

AT&T submits this proposal to stockholders on an annual basis. While this is a non-binding, advisory vote, the Committee intends to take into account the outcome of the vote when considering future executive compensation arrangements. AT&T is providing this vote as required pursuant to Section 14A of the Securities Exchange Act.

GUIDING PAY PRINCIPLES
(discussed in detail on page 40)

Alignment with Stockholders

Provide compensation elements and set performance targets that closely align executives’ interests with those of stockholders. For example, approximately 69% of target pay for NEOs is tied to stock price performance. In addition, we have executive stock ownership guidelines and stock holding requirements, as described on page 60. Each of the NEOs exceeds the minimum stock ownership guidelines.

Competitive and Market Based

Evaluate all components of our compensation and benefits program in light of appropriate peer company practices to ensure we are able to attract and retain world-class talent with the leadership abilities and experience necessary to develop and execute business strategies, obtain superior results, and build long-term stockholder value in an organization as large and complex as AT&T.

Pay for Performance

Tie a significant portion of compensation to the achievement of predetermined goals and recognize individual accomplishments that contribute to our success. For example, in 2018, 93% of the CEO’s target compensation (and, on average, 89% for other NEOs) was variable and tied to short- and long-term performance incentives, including stock price performance.

Balanced Short- and Long-Term Focus

Ensure that the compensation program provides an appropriate balance between the achievement of short-and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigating risk.

Alignment with Generally Accepted Approaches

Provide policies and programs that fit within the framework of generally accepted approaches adopted by leading major U.S. companies.

The Board recommends you vote FOR this proposal

14

VOTING ITEMS

STOCKHOLDER PROPOSALS

A stockholder has advised the Company that he intends to introduce at the 2019 Annual Meeting the proposal set forth below. The name and address of, and the number of shares owned by, such stockholder will be provided upon request to the Senior Vice President and Secretary of AT&T at 208 S. Akard Street, Suite 2954, Dallas, Texas 75202.

Item No. 4 - Stockholder Proposal

Independent Chair

Proposal 4 — Independent Board Chairman

Shareholders request our Board of Directors to adopt as a policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next Chief Executive Officer transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chairman, who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix. These 5 majority votes would have been still higher if all shareholders had access to independent proxy voting advice.

When considering a shareholder proposal such as this is good to remember the positive role that shareholder proposals have. For instance AT&T adopted a policy requiring that senior executives retain a significant percentage of stock acquired through AT&T’s equity pay programs until one year following the termination of their employment because Ray. T. Chevedden submitted a proposal for this specific topic.

An independent Chairman is best positioned to build up the oversight capabilities of our directors while our CEO addresses the challenging day-to-day issues facing the company like the falling price of our stock over a 5-year period. Clearly our CEO needs to focus on increasing the stock price (which has been lagging during a robust stock market) by enhancing the underlying core value of the company.

An independent board chairman would have more time to devote to improving the qualifications of our directors. For instance Joyce Roché and Laura Tyson each had more than 19-years long-tenure. Long-tenure in a director is the opposite of independence. Ms. Tyson was also tainted by her Kodak experience.

The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.

Please vote yes:

Independent Board Chairman – Proposal 4

The Board recommends you vote AGAINST this proposal.

Your Board of Directors believes that AT&T and its stockholders are best served by having Mr. Stephenson serve as both Chairman and CEO.

At this juncture in our Company’s history, your Board believes that the Company can more effectively execute its strategy and business plans to maximize stockholder value if the Chairman of the Board is also responsible for the Company’s operations on a daily basis. At the same time, the Board believes that, as a matter of sound corporate governance, it is important to pair its Chairman with an independent Lead Director who is vested with substantial responsibility for all Board matters, including its oversight of management. To that end, the Board has again appointed an independent Lead Director (currently, Matthew K. Rose) who presides over regular executive sessions of the non-management members of the Board. Members of management do not attend these sessions. The Lead Director is also responsible for approving the agenda for each Board meeting, presiding at Board meetings at which the Chairman is not present, and acting as the principal liaison between the Chairman and CEO and the nonmanagement Directors. For a complete description of the Lead Director’s responsibilities, please see page 18.

As CEO, Mr. Stephenson is the only Director that is also a member of management. As a result, each committee of the Board other than the Executive Committee is made up solely of independent Directors. The appointment of an independent Lead Director and the use of executive sessions of the Board, along with the Board’s strong committee system and substantial majority of independent Directors, allow the Board to maintain effective oversight of management.

For these reasons, the Board does not support an inflexible policy that the CEO and Chairman roles should never be held by the same person. Instead, the Board has established what it believes to be an appropriate balance for AT&T based on the best interests of AT&T’s stockholders and recommends a vote against this proposal.

15

CORPORATE GOVERNANCE

16	THE ROLE OF THE BOARD	23	ETHICS AND COMPLIANCE PROGRAM

17	RISK OVERSIGHT	24	ANNUAL MULTI-STEP BOARD EVALUATION

18	BOARD STRUCTURE	25	COMMUNICATING WITH YOUR BOARD

19	DIRECTOR NOMINATION PROCESS	25	AVAILABILITY OF CORPORATE GOVERNANCE DOCUMENTS

19	BOARD COMPOSITION AND REFRESHMENT	25	HOW TO SUBMIT A STOCKHOLDER PROPOSAL

20	DIRECTOR INDEPENDENCE	26	RELATED PERSON TRANSACTIONS

21	BOARD COMMITTEES	26	DIRECTOR COMPENSATION

23	PUBLIC POLICY ENGAGEMENT	29	COMMON STOCK OWNERSHIP

AT&T is committed to strong corporate governance principles. Effective governance protects the long-term interests of our stockholders, promotes public trust in AT&T, and strengthens management accountability. AT&T regularly reviews and updates its corporate governance practices to reflect evolving corporate governance principles and concerns identified by stockholders and other stakeholders.

Key Responsibilities of the Board

Strategy Oversight	Risk Oversight	Succession Planning

Ö The Board oversees and monitors strategic planning.	Ö The Board oversees risk management.	Ö The Board oversees succession planning and talent development for senior executive positions.

Ö Business strategy is a key focus at the Board level and is embedded in the work of Board committees.	Ö Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out the risk oversight function.	Ö The Human Resources Committee, which meets regularly and reports back to the Board, has primary responsibility for developing succession plans for the CEO position.

Ö Company management is charged with executing business strategy and provides regular performance updates to the Board.	Ö Company management is charged with managing risk, through robust internal processes and effective internal controls.	Ö The CEO is charged with preparing and reviewing with the Human Resources Committee talent development plans for senior executives and their potential successors.

THE ROLE OF THE BOARD

The Board of Directors is responsible for oversight of management and strategic direction and for establishing broad corporate policies. In addition, the Board of Directors and various committees of the Board regularly meet to review and discuss operational and financial reports presented by the Chairman of the Board and Chief Executive Officer and other members of management as well as reports by experts and other advisors. Corporate review sessions are also offered to Directors to give them more detailed views of our businesses, such as corporate opportunities, technology, and operations.

Members of the Board are expected to attend Board meetings in person, unless the meeting is held by teleconference. The Board held 10 meetings in 2018. Directors are also expected to attend the Annual Meeting of Stockholders. All Directors were present at the 2018 Annual Meeting. In 2018, all Directors attended at least 75% of the total number of meetings of the Board and of the Committees on which each served.

16

CORPORATE GOVERNANCE

BOARD’S ROLE IN RISK OVERSIGHT

The Board is responsible for overseeing our policies and procedures for assessing and managing risk. Management is responsible for assessing and managing our exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and procedures. Management also is responsible for informing the Board of our most significant risks and our plans for managing those risks. Annually, the Board reviews the Company’s strategic business plans, which includes evaluating the competitive, technological, economic and other risks associated with these plans.

In addition, under its charter, the Audit Committee reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies, as well as overseeing our compliance program, compliance with legal and regulatory requirements and associated risks. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate. Members of the Company’s finance, internal audit, and compliance organizations are responsible for managing risk in their areas and reporting regularly to the Audit Committee.

The Company’s senior internal auditing executive and Chief Compliance Officer each meet annually in executive session with the Audit Committee. The senior internal auditing executive and Chief Compliance Officer review with the Audit Committee each year’s annual internal audit and compliance risk assessment, which is focused on significant financial, operating, regulatory and legal matters. The Audit Committee also receives regular reports on completed internal audits of these significant risk areas.

In addition, the Audit Committee, as well as the Board of Directors, receive reports from responsible officers on cybersecurity. The AT&T Chief Security Office establishes policy and requirements for the security of AT&T’s computing and networking environments.

Risk Assessment Responsibilities and Processes

THE BOARD

The full board has primary responsibility for risk oversight.

The Board executes its oversight duties through:

•  Assigning specific oversight duties to the Board committees

•  Periodic briefing and informational sessions by management on risk identification, mitigation, and control

MANAGEMENT

Management is primarily responsible for:

•  Identifying risk and risk controls related to significant business activities

•  Mapping the risks to company strategy

•  Developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to manage risk

With respect to the risk assessment of the company’s compensation programs, management is primarily responsible for:

•  Reviewing all significant compensation programs, focusing on programs with variable payouts

•  Assessing the company’s executive and broad-based compensation and benefits programs to determine whether the programs’ provisions and operation create undesired or unintentional material risk.

BOARD COMMITTEES

¯ Audit Oversees issues related to financial, compliance, ethics, and operational risks.

¯

Human Resources

Oversees issues related to risk in the Company’s compensation programs, including the Board’s conclusion that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company.

17

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE

The non-management members of the Board of Directors meet in executive session (without management Directors or management personnel present) at least four times per year. The Lead Director, who is appointed for a one-year term, presides over these sessions. Matthew K. Rose currently serves as Lead Director; his term is scheduled to expire January 31, 2020.

•	Chairman of the Board and CEO: Randall L. Stephenson

•	Lead Director: Matthew K. Rose

•	Audit, Human Resources, Corporate Governance and Nominating, Corporate Development and Finance, and Public Policy and Corporate Reputation Committees composed entirely of independent Directors

Duties and Responsibilities

Chairman of the Board

Presides over meetings of the Board

Presides over meetings of stockholders

Prepares the agenda for each Board meeting

Prepares the agenda for each stockholder meeting

Chief Executive Officer

In general charge of the affairs of the Company, subject to the overall direction and supervision of the Board and its committees

Consults and advises the Board and its committees on the business and affairs of the Company

Performs such other duties as may be assigned by the Board

Lead Independent Director

✓	Presides at meetings of the Board at which the Chairman is not present;

✓	Presides at executive sessions of the non-management Directors;

✓	Prepares the agenda for the executive sessions of the non-management Directors;

✓	Acts as the principal liaison between the non-management Directors and the Chairman and Chief Executive Officer;

✓	Coordinates the activities of the non-management Directors when acting as a group;

✓	Approves the agenda for each Board meeting;

✓	Approves meeting schedules to ensure there is sufficient time for discussion of all agenda items;
✓	Advises the Chairman and Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from management, including the materials provided to Directors at Board meetings;

✓	If requested by major stockholders, ensures that he or she is available for consultation and direct communication and acts as a contact for other interested persons;

✓	Shares with other Directors, as he or she deems appropriate, letters and other contacts that he or she receives; and

In addition, the Lead Director may:

✓	call meetings of the non-management Directors in addition to the quarterly meetings, and

✓	require information relating to any matter be distributed to the Board.

Randall Stephenson currently serves as both Chairman of the Board and Chief Executive Officer. The Board believes that having Mr. Stephenson serve in both capacities is in the best interests of AT&T and its stockholders because it enhances communication between the Board and management and allows Mr. Stephenson to more effectively execute the Company’s strategic initiatives and business plans and confront its challenges. The Board believes that the appointment of a strong independent Lead Director and the use of regular executive sessions of the non-management Directors, along with the Board’s strong committee system and substantial majority of independent Directors, allow it to maintain effective oversight of management.

18

CORPORATE GOVERNANCE

DIRECTOR NOMINATION PROCESS

The Board of Directors believes that the Company benefits from having experienced Directors who bring a wide range of skills and backgrounds to the Boardroom. The Corporate Governance and Nominating Committee is responsible for identifying eligible candidates based on our Corporate Governance Guidelines. The Committee considers a candidate’s:

•	general understanding of elements relevant to the success of a large publicly traded company in the current business environment;

•	understanding of our business;

•	educational and professional background;

•	judgment, competence, anticipated participation in Board activities;

•	experience, geographic location, and special talents or personal attributes.

Although the Committee does not have a formal diversity policy, it believes that diversity is an important factor in determining the composition of the Board and considers it in making nominee recommendations.

Stockholders who wish to suggest qualified candidates should write to the Senior Vice President—Assistant General Counsel and Secretary, AT&T Inc., 208 S. Akard Street, Suite 2954, Dallas, Texas 75202, stating in detail the qualifications of the persons proposed for consideration by the Committee.

BOARD COMPOSITION AND REFRESHMENT*

Blend of Experiences and

Qualifications of Our Directors

Blend of experiences and Qualifications Senior leadership/Ceo experience global business/ affairs finance/public accounting government/ regulatory industry/ technology investment/private equity Other: law, marketing, labor, operations and logistics, healthcare

Director Tenure and Age

Diversity

*Includes Joyce Roché, who is not standing for re-election at the 2019 Annual Meeting.

19

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines require that a substantial majority of our Board of Directors consist of independent Directors. In addition, the NYSE Listing Standards require a majority of the Board and every member of the Audit Committee, Human Resources Committee, and Corporate Governance and Nominating Committee to be independent. For a Director to be “independent” under the NYSE standards, the Board must affirmatively determine that the Director has no material relationship with AT&T, either directly or as a partner, stockholder or officer of an organization that has a relationship with AT&T, other than in his or her capacity as a Director of AT&T. In addition, the Director must meet certain independence standards specified by the NYSE as well as the additional standards referenced in our Corporate Governance Guidelines (found at www.att.com).

Using these standards for determining the independence of its members, the Board has determined that the following Directors are independent:

Samuel A. Di Piazza, Jr.	Beth E. Mooney
Richard W. Fisher	Joyce M. Roché
Scott T. Ford	Matthew K. Rose
Glenn H. Hutchins	Cynthia B. Taylor
William E. Kennard	Laura D’Andrea Tyson
Michael B. McCallister	Geoffrey Y. Yang

In addition, each member of the Audit Committee, the Corporate Governance and Nominating Committee, and the Human Resources Committee is independent.

In determining the independence of the Directors, the Board considered the following commercial relationships between AT&T and companies at which our Directors serve as Executive Officers: payments by AT&T for the use of rights of way and facilities at Burlington Northern Santa Fe, LLC, where Mr. Rose serves as CEO; and interest paid from participation in a structured finance program through KeyCorp, where Ms. Mooney serves as CEO. In addition, each of the foregoing companies as well as each of the entities where Mr. Ford, Ms. Taylor, and Mr. Yang serve as executive officers purchased communications services from subsidiaries of AT&T. In each case for the year 2018:

•

The relevant products and services were provided by AT&T or to AT&T on terms determined on an arm’s-length basis that were comparable to the terms provided to or by similarly situated customers or suppliers;

•	The transactions were made in the ordinary course of business of each company; and

•

The total payments by AT&T to the Director’s company (for rights of way or for interest) or to AT&T by the Director’s company (for communications services) were each substantially less than 1% of the consolidated gross revenues of each of AT&T and the other company. This level is significantly below the maximum amount permitted under the NYSE listing standards for director independence (i.e., 2% of consolidated gross revenues).

20

CORPORATE GOVERNANCE

BOARD COMMITTEES

From time to time the Board establishes permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities. The Board has established six standing committees of Directors, the principal responsibilities of which are described below. The charters for each of these committees may be found on our website at www.att.com.

Audit Committee

Meetings in Fiscal 2018: 13 Samuel A. Di Piazza, Jr., Chair ∎ Michael B. McCallister Cynthia B. Taylor ∎ Laura D. Tyson ∎ – Financial Expert Consists of four independent Directors.

•  Oversees:

- the integrity of our financial statements

- the independent auditor’s qualifications and independence

- the performance of the internal audit function and independent auditors

- our compliance with legal and regulatory matters.

•  Responsible for the appointment, compensation, retention and oversight of the work of the independent auditor.

•  The independent auditor audits the financial statements of AT&T and its subsidiaries.

Corporate Governance and Nominating Committee

Meetings in Fiscal 2018: 4 Matthew K. Rose, Chair Richard W. Fisher William E. Kennard Beth E. Mooney Joyce M. Roché* Consists of five independent Directors.

•  Responsible for recommending candidates to be nominated by the Board for election by the stockholders, or to be appointed by the Board of Directors to fill vacancies, consistent with the criteria approved by the Board, and recommending committee assignments.

•  Periodically assesses AT&T’s Corporate Governance Guidelines and makes recommendations to the Board for amendments and also recommends to the Board the compensation of Directors.

•  Takes a leadership role in shaping corporate governance and oversees an annual evaluation of the Board.

* Retiring effective April 26, 2019

Human Resources Committee

Meetings in Fiscal 2018: 6 Joyce M. Roché, Chair* Scott T. Ford Michael B. McCallister Matthew K. Rose Geoffrey Y. Yang Consists of five independent Directors.

•  Oversees the compensation practices of AT&T, including the design and administration of employee benefit plans.

•  Responsible for:

- establishing the compensation of the Chief Executive Officer and the other Executive Officers

- establishing stock ownership guidelines for officers and developing a management succession plan.

* Retiring effective April 26, 2019

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CORPORATE GOVERNANCE

Corporate Development and Finance Committee

Meetings in Fiscal 2018: 5 Scott T. Ford, Chair Richard W. Fisher Glenn H. Hutchins Beth E. Mooney Geoffrey Y. Yang Consists of five independent Directors.

•  Assists the Board in its oversight of our finances, including recommending the payment of dividends and reviewing the management of our debt and investment of our cash reserves.

•  Reviews mergers, acquisitions, dispositions and similar transactions; reviews corporate strategy and recommends or approves transactions and investments.

•  Reviews and makes recommendations about the capital structure of the Company, and the evaluation, development and implementation of key technology decisions.

Public Policy and Corporate Reputation Committee

Meetings in Fiscal 2018: 6 Laura D. Tyson, Chair Samuel A. Di Piazza, Jr. Glenn H. Hutchins William E. Kennard Cynthia B. Taylor Consists of five independent Directors.

•  Assists the Board in its oversight of policies related to corporate social responsibility including public policy issues affecting AT&T, its stockholders, employees, customers, and the communities in which it operates.

•  Oversees the Company’s management of its brands and reputation.

•  Recommends to the Board the aggregate amount of contributions or expenditures for political purposes, and the aggregate amount of charitable contributions to be made to the AT&T Foundation.

•  Consults with the AT&T Foundation regarding significant grants proposed to be made by the Foundation.

Executive Committee

      Randall L. Stephenson, Chair

      Samuel A. Di Piazza, Jr.

      Scott T. Ford

      Joyce M. Roché*

      Matthew K. Rose

      Laura D. Tyson

      Consists of the Chairman of the Board

      and the Chairmen of our five other

      standing committees.

•  Established to assist the Board by acting upon urgent matters when the Board is not available to meet. No meetings were held in 2018.

•  Has full power and authority of the Board to the extent permitted by law, including the power and authority to declare a dividend or to authorize the issuance of common stock.

* Retiring effective April 26, 2019

ACTIVE ONGOING STOCKHOLDER ENGAGEMENT

AT&T has a long tradition of engaging with our stockholders. We believe it is important for our governance process to have meaningful engagement with our stockholders and understand their perspectives on corporate governance, executive compensation, and other issues that are important to them. The Company meets with institutional investors throughout the year, both in person and by teleconference. We share the feedback from this engagement with the Board and incorporate it into our policies and practices. The Company also provides online reports designed to increase transparency on issues of importance to our investors, including sustainability, diversity, political contributions, transparency, and the Proxy Statement and Annual Report.

22

CORPORATE GOVERNANCE

PUBLIC POLICY ENGAGEMENT

We participate in public policy dialogues around the world related to our industry and business priorities, our more than 268,000 employees, our stockholders, and the communities we serve.

In the U.S., the Company and our affiliated political action committees comply with applicable laws and other requirements regarding contributions to: political organizations, candidates for federal, state and local public office, ballot measure campaigns, political action committees, and trade associations. We engage with organizations and individuals to make our views clear and uphold our commitment to help support the communities in which we operate. We base our U.S. political contributions on many considerations, supporting candidates who take reasonable positions on policies that promote economic growth as well as affect our long-term business objectives.

The Public Policy and Corporate Reputation Committee of our Board of Directors reviews our advocacy efforts, including political contributions. Additional information about our public policy engagement efforts, including our Political Contributions Policy and a report of U.S. political contributions from our Company and from AT&T’s Employee Political Action Committees, can be viewed on our website at www.att.com.

Find more online.

Our Political Contributions Policy and the AT&T Political Engagement Report are available on our website at www.att.com.

ETHICS AND COMPLIANCE PROGRAM

The Board has adopted a written Code of Ethics applicable to Directors, officers, and employees that outlines our corporate values and standards of integrity and behavior and is designed to foster a culture of integrity, drive compliance with legal and regulatory requirements and protect and promote the reputation of our Company. The full text of the Code of Ethics is posted on our website at www.att.com.

Our Chief Compliance Officer has responsibility to implement and maintain an effective ethics and compliance program. He also has responsibility to provide updates on our ethics and compliance programs to the Audit Committee.

Find more online.

Our Code of Ethics is available on our website at www.att.com.

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CORPORATE GOVERNANCE

ANNUAL MULTI-STEP BOARD EVALUATIONS

Each year, the Corporate Governance and Nominating Committee and the Lead Director lead the Board through three evaluations: a Board self-evaluation, Committee self-evaluations, and peer evaluations. Through this process, Directors provide feedback, assess performance, and identify areas where improvement can be made. We believe this approach supports the Board’s effectiveness and continuous improvement.

One-on-One Director Peer Evaluations	Committee Self-Evaluations

Members discuss the performance of other members of the Board including, their:

•   Understanding of the business

•   Meeting attendance

•   Preparation and participation in Board activities

•   Applicable skill set to current needs of the business

Responses are discussed with the individual Director if applicable

Candid open discussion to review the following: • Committee process and substance • Committee effectiveness, structure, composition, and culture • Overall Committee dynamics • Committee Charter

Ongoing Feedback	Board Self-Evaluation Survey

Directors provide ongoing, real-time feedback outside of the evaluation process. Lines of communication between our directors and management are always open.

Evaluation survey (reviewed annually by the Corporate Governance and Nominating Committee) addresses key topics such as those below, among other things:

•   Process and substance

•   Effectiveness, structure, composition, culture, and overall Board dynamics

•   Performance in key areas

•   Specific issues which should be discussed in the future

•   Responses are discussed and changes and improvements are implemented, if applicable

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CORPORATE GOVERNANCE

COMMUNICATING WITH YOUR BOARD

Interested persons may contact the Lead Director or the non-management Directors by sending written comments through the Office of the Secretary of AT&T Inc., 208 S. Akard Street, Suite 2954, Dallas, Texas 75202. The Office will either forward the original materials as addressed or provide Directors with summaries of the submissions, with the originals available for review at the Directors’ request.

AVAILABILITY OF CORPORATE GOVERNANCE DOCUMENTS

A copy of AT&T’s Annual Report to the SEC on Form 10-K for the year 2018 may be obtained without charge upon written request to AT&T Stockholder Services, 208 S. Akard, Room 1830, Dallas, Texas 75202. AT&T’s Corporate Governance Guidelines, Code of Ethics, and Committee Charters for the following committees may be viewed online at www.att.com and are also available in print to anyone who requests them (contact the Senior Vice President and Secretary of AT&T at 208 S. Akard, Suite 2954, Dallas, Texas 75202): Audit Committee, Human Resources Committee, Corporate Governance and Nominating Committee, Corporate Development and Finance Committee, Public Policy and Corporate Reputation Committee, and Executive Committee.

HOW TO SUBMIT A PROPOSAL FOR NEXT YEAR

If a stockholder wishes to present a proposal or nominate a person for election as a Director at the 2020 Annual Meeting of Stockholders without such proposal or nomination being included in the Company’s proxy materials, such proposal or nomination must be received by the Senior Vice President and Secretary of AT&T at 208 S. Akard, Suite 2954, Dallas, Texas 75202 not less than 90 days nor more than 120 days before the anniversary of the prior Annual Meeting of Stockholders. Since the Annual Meeting of Stockholders will be held on April 26, 2019, written notice of any such proposal or nomination must be received by the Company no earlier than December 28, 2019 and no later than January 27, 2020. In addition, such proposal or nomination must meet certain other requirements and provide such additional information as provided in the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained without charge from the Senior Vice President and Secretary of AT&T. Special notice provisions apply under the Bylaws if the date of the Annual Meeting is more than 30 days before or 70 days after the anniversary date.

Stockholder proposals intended to be included in the proxy materials for the 2020 Annual Meeting must be received by November 12, 2019. Such proposals should be sent in writing by courier or certified mail to the Senior Vice President and Secretary of AT&T at 208 S. Akard Street, Suite 2954, Dallas, Texas 75202. Stockholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner.

Nominations for a Director intended for inclusion in the Company’s proxy materials for the 2020 Annual Meeting must be made in accordance with the proxy access provisions of the Company’s Bylaws and such nomination must be received by the Senior Vice President and Secretary of AT&T at 208 S. Akard, Suite 2954, Dallas, Texas 75202 not less than 120 days nor more than 150 days before the anniversary of the date that the Company mailed its Proxy Statement for the prior year’s Annual Meeting of Stockholders. Written notice of any such nomination must be received by the Company no earlier than October 13, 2019 and no later than November 12, 2019.

25

CORPORATE GOVERNANCE

RELATED PERSON TRANSACTIONS

Under the rules of the SEC, public issuers, such as AT&T, must disclose certain “Related Person Transactions.” These are transactions in which the Company is a participant where the amount involved exceeds $120,000, and a Director, Executive Officer, or holder of more than 5% of our common stock has a direct or indirect material interest.

AT&T has adopted a written policy requiring that each Director or Executive Officer involved in such a transaction notify the Corporate Governance and Nominating Committee and that each such transaction be approved or ratified by the Committee.

In determining whether to approve a Related Person Transaction, the Committee will consider the following factors, among others, to the extent relevant to the Related Person Transaction:

•	whether the terms of the Related Person Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related person,

•	whether there are business reasons for the Company to enter into the Related Person Transaction,

•	whether the Related Person Transaction would impair the independence of an outside director, and

•	whether the Related Person Transaction would present an improper conflict of interest for any of our Directors or Executive Officers, taking into account the size of the transaction, the overall financial position of the Director, Executive Officer or other related person, the direct or indirect nature of the Director’s, Executive Officer’s or other related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.

A Related Person Transaction entered into without the Committee’s pre-approval will not violate this policy, or be invalid or unenforceable, so long as the transaction is brought to the Committee as promptly as reasonably practical after it is entered into or after it becomes reasonably apparent that the transaction is covered by this policy.

The employment of the following persons was approved by the Corporate Governance and Nominating Committee under the Company’s Related Party Transactions Policy. The rate of pay for each of these employees is similar to those paid for comparable positions at the Company. During 2018, a sister-in-law of John Stankey, Chief Executive Officer, Warner Media, LLC, was employed by a subsidiary with an approximate rate of pay, including commissions, of $132,530. Also during 2018, a brother of John Donovan, Chief Executive Officer, AT&T Communications, LLC, was employed by a subsidiary with an approximate rate of pay, including commissions, of $197,376. In addition, during 2018, a son of William Blase, Senior Executive Vice President – Human Resources, was employed by a subsidiary with an approximate rate of pay, including commissions, of $127,943.

DIRECTOR COMPENSATION

The compensation of Directors is determined by the Board with the advice of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is composed entirely of independent Directors. None of our employees serve on this Committee. The Committee’s current members are Matthew K. Rose (Chair), Richard W. Fisher, William E. Kennard, Beth E. Mooney and Joyce M. Roché. Under its charter, the Committee annually reviews the compensation and benefits provided to Directors for their service and makes recommendations to the Board for changes. This includes not only Director retainers, but also Director compensation and benefit plans.

The Committee’s charter authorizes the Committee to employ independent compensation and other consultants to assist in fulfilling its duties. From time to time, the Committee engages a compensation consultant to advise the Committee and to provide information regarding director compensation paid by other public companies, which may be used by the Committee to make compensation recommendations to the Board. In addition, the Chief Executive Officer may make recommendations to the Committee or the Board about types and amounts of appropriate compensation and benefits for Directors. Directors who are employed by us or one of our subsidiaries receive no separate compensation for serving as directors or as members of Board committees.

26

CORPORATE GOVERNANCE

The Company offers Directors both cash and equity compensation. Cash compensation comes in the form of an annual cash retainer that may be deferred and earn interest at the election of a Director. Equity is offered both as an annual grant and as an opportunity to defer the cash compensation into deferred stock units. The value of deferred stock units is based on the stock price and is converted to a cash payout after retiring from the Board.

2018 Compensation	Amount ($)
Annual Retainer	140,000
Lead Director Retainer	60,000
Chair Retainer
Audit Committee	25,000
Human Resources Committee	25,000
Corporate Development and Finance Committee	15,000
Corporate Governance and Nominating Committee	15,000
Public Policy and Corporate Reputation Committee	15,000
Annual Award	170,000
Communications Equipment and Services	up to 25,000

Under the Non-Employee Director Stock and Deferral Plan (the Director Plan) each non-employee Director annually receives a grant of deferred stock units. Each deferred stock unit is equivalent to a share of AT&T stock and earns dividend equivalents in the form of additional deferred stock units. The annual grants are fully earned and vested at issuance and are distributed beginning in the calendar year after the Director leaves the Board. At distribution, the deferred stock units are converted to cash based on the then price of AT&T stock and are paid either in a lump sum or in up to 15 annual installments. Beginning in 2016, the deferred stock units had a grant date value of $170,000. To determine the number of deferred stock units granted, we calculate the nominal value of the award, which is the value that would yield the grant date value after applying an illiquidity discount. We use the average remaining tenure of the non-employee Directors as the discount period. We then divide the nominal value by the price of AT&T stock on the grant date to determine the number of deferred stock units issued. The nominal value of the award before application of the discount was $231,924 in 2018. Beginning in 2019, the Company will annually issue Directors $220,000 in deferred stock units without an illiquidity discount and the Chair Retainers will increase by $5,000 for the Audit, Corporate Governance and Nominating, and Corporate Development and Finance Committees.

Additionally, Directors may defer the receipt of their retainers into either additional deferred stock units or into a cash deferral account under the Director Plan. Directors purchase the deferred stock units at the fair market value of AT&T common stock. Deferrals into the cash deferral account under the plan earn interest during the calendar year at a rate equal to the Moody’s Long-Term Corporate Bond Yield Average for September of the preceding year (Moody’s Rate). Directors may annually choose to convert their cash deferral accounts into deferred stock units at the fair market value of our stock at the time of the conversion. Directors may also use all or part of their retainers to purchase AT&T stock at fair market value under the Non-Employee Director Stock Purchase Plan.

To the extent earnings on cash deferrals under the Director Plan exceed the interest rate specified by the SEC for disclosure purposes, they are included in the “Director Compensation” table on page 28 under the heading “Nonqualified Deferred Compensation Earnings.”

Non-employee Directors may receive communications equipment and services pursuant to the AT&T Board of Directors Communications Concession Program. The equipment and services that may be provided to a Director, other than equipment at his or her primary residence, may not exceed $25,000 per year. All concession services must be provided by AT&T affiliates, except that the Director may use another provider for the Director’s primary residence if it is not served by an AT&T affiliate.

27

CORPORATE GOVERNANCE

2018 DIRECTOR COMPENSATION TABLE

The following table contains information regarding compensation provided to each person who served as a Director during 2018 (excluding Mr. Stephenson, whose compensation is included in the Summary Compensation Table and related tables and disclosure).

Name	Fees Earned or Paid in Cash ($) (a)	Stock Awards ($) (b)	Nonqualified Deferred Compensation Earnings ($) (c)	All Other Compensation ($) (d)	Total ($)
Samuel A. Di Piazza, Jr.	$ 165,000	$ 170,000	$ 0	$ 15,000	$350,000
Richard W. Fisher	$ 140,000	$ 170,000	$ 982	$ 0	$310,982
Scott T. Ford	$ 155,000	$ 170,000	$ 0	$ 0	$325,000
Glenn H. Hutchins	$ 140,000	$ 170,000	$ 0	$ 0	$310,000
William E. Kennard	$ 140,000	$ 170,000	$ 0	$ 0	$310,000
Michael B. McCallister	$ 140,000	$ 170,000	$ 0	$ 14,655	$324,655
Beth E. Mooney	$ 140,000	$ 170,000	$ 0	$ 0	$310,000
Joyce M. Roché	$ 165,000	$ 170,000	$ 0	$ 17,700	$352,700
Matthew K. Rose	$ 215,000	$ 170,000	$ 0	$ 14,113	$399,113
Cynthia B. Taylor	$ 140,000	$ 170,000	$ 0	$ 23,145	$333,145
Laura D’Andrea Tyson	$ 155,000	$ 170,000	$ 5,153	$ 30,000	$360,153
Geoffrey Y. Yang	$ 140,000	$ 170,000	$ 0	$ 15,000	$325,000

Note (a). Fees Earned or Paid in Cash

The table below shows the number of deferred stock units purchased in 2018 by each Director with their retainers under the Non-Employee Director Stock and Deferral Plan.

Director	Deferred Stock Units Purchased in 2018
Samuel A. Di Piazza, Jr.	4,998
Scott T. Ford	4,695
Glenn H. Hutchins	4,241
Beth E. Mooney	4,241
Joyce M. Roché	2,499
Matthew K. Rose	6,512

In addition, the table below shows the number of shares of AT&T common stock purchased in 2018 by each Director with their retainers under the Non-Employee Director Stock Purchase Plan.

Director	Shares Purchased in 2018
Michael B. McCallister	2,119
Geoffrey Y. Yang	4,238

Note (b). Stock Awards

Amounts in this column represent the annual grant of deferred stock units that are immediately vested but are not distributed until after the retirement of the Director. The grant date value was determined by applying an illiquidity discount of 26.7%. The illiquidity discount was determined by taking the average expected remaining tenure of the Directors (8.2 years) and then using that average to calculate the illiquidity discount under FASB ASC Topic 718. The nominal value of each award (before applying the discount) was $231,924. The deferred stock units will be paid out in cash in the calendar year after the Director ceases his or her service with the Board, at the times elected by the Director. The aggregate number of stock awards outstanding at December 31, 2018, for each Director can be found in the “Common Stock Ownership” section beginning on page 29.

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CORPORATE GOVERNANCE

Note (c). Nonqualified Deferred Compensation Earnings

Amounts shown represent the excess earnings, if any, based on the actual rates used to determine earnings on deferred compensation over the market interest rates determined pursuant to SEC rules.

Note (d). All Other Compensation

Amounts in this column include personal benefits for Directors that in the aggregate equal or exceed $10,000, which for 2018 consisted of communications equipment and services provided under the AT&T Board of Directors Communications Concession Program (described on page 27) and gifts, as follows: Mr. McCallister ($13,397 and $1,258, respectively), Mr. Rose ($13,305 and $808, respectively), and Ms. Taylor ($12,337 and $808, respectively).

All Other Compensation also includes charitable matching contributions of up to $15,000 per year made by the AT&T Foundation on behalf of Directors and employees under the AT&T Higher Education/Cultural Matching Gift Program. Charitable contributions were made on the Directors’ behalf under this program as follows:

Name	Matching Gifts
Samuel A. Di Piazza, Jr.	$15,000
Joyce M. Roché*	$17,700
Cynthia B. Taylor	$10,000
Laura D’Andrea Tyson*	$30,000
Geoff Y. Yang	$15,000
*	For Ms. Roché and Dr. Tyson, $3,000 and $15,000, respectively, relate to contributions made in 2017.

COMMON STOCK OWNERSHIP

Certain Beneficial Owners

The following table lists the beneficial ownership of each person holding more than 5% of AT&T’s outstanding common stock as of December 31, 2018 (based on a review of filings made with the Securities and Exchange Commission on Schedules 13D and 13G).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

BlackRock, Inc. 55 East 52nd St., New York, NY 10055	454,818,785(1)	6.2%

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	548,446,423(2)	7.53%
1.

Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 4, 2019, which reported the following: sole voting power of 389,628,303 shares; shared voting power of 0 shares; sole dispositive power of 454,818,785 shares, and shared dispositive power of 0 shares.

2.

Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 11, 2019, which reported the following: sole voting power of 8,439,370 shares; shared voting power of 1,688,764 shares; sole dispositive power of 538,488,124 shares, and shared dispositive power of 9,958,299 shares.

29

CORPORATE GOVERNANCE

Directors and Officers

The following table lists the beneficial ownership of AT&T common stock and non-voting stock units as of December 31, 2018, held by each Director, nominee, and officer named in the “Summary Compensation Table” on page 62. As of that date, each Director and officer listed below, and all Directors and Executive Officers as a group, owned less than 1% of our outstanding common stock. Except as noted below, the persons listed in the table have sole voting and investment power with respect to the securities indicated.

Beneficial Owner	Total AT&T Beneficial Ownership (including options) (1)	Non-Voting Stock Units (2)
Samuel A. Di Piazza, Jr.	34,480	33,961
Richard W. Fisher	10,000	19,462
Scott T. Ford	81,319	52,757
Glenn H. Hutchins (3)	167,651	41,369
William E. Kennard	0	24,687
Michael B. McCallister	41,221	35,403
Beth E. Mooney	28,700	46,805
Joyce M. Roché	11,860	192,400
Matthew K. Rose	208,050	92,675
Cynthia B. Taylor	5,718	30,035
Laura D’Andrea Tyson	0	145,736
Geoffrey Y. Yang	205,530	13,320
Randall L. Stephenson	2,253,739	402,639
John J. Stephens	667,836	78,212
John M. Donovan	343,518	14,608
David R. McAtee II	35,677	18,763
John T. Stankey	591,643	47,605
All Executive Officers and Directors as a group (consisting of 21 persons, including those named above)	5,207,952	1,353,895

Note 1.

The table to the left includes presently exercisable stock options as well as stock options that became exercisable within 60 days of the date of this table. The following Executive Officers held the following numbers of options:

Beneficial Owner	Number of Stock Options Held
Randall L. Stephenson	474,444
John J. Stephens	122,174
John T. Stankey	10,098
All Executive Officers	608,820

In addition, of the shares shown in the table to the left, the following persons share voting and investment power with other persons with respect to the following numbers of shares:

Beneficial Owner	Number of Shared Voting and Investment Power Shares
John M. Donovan	251,844
Glenn H. Hutchins	167,651
Michael B. McCallister	33,290
David R. McAtee II	32,736
Beth E. Mooney	28,700
Matthew K. Rose	208,050
Randall L. Stephenson	1,772,935
John T. Stankey	573,787
John J. Stephens	376,502
Cynthia B. Taylor	196
Geoffrey Y. Yang	131,035

Note 2.

Represents number of vested stock units held by the Director or Executive Officer, where each stock unit is equal in value to one share of AT&T stock. The stock units are paid in stock or cash depending upon the plan and the election of the participant at times specified by the relevant plan. None of the stock units listed may be converted into common stock within 60 days of the date of this table. As noted under “Compensation of Directors,” AT&T’s plans permit non-employee Directors to acquire stock units (also referred to as deferred stock units) by deferring the receipt of retainers into stock units and through a yearly grant of stock units. Officers may acquire stock units by participating in stock-based compensation deferral plans. Stock units carry no voting rights.

Note 3.

Mr. Hutchins disclaims beneficial ownership of 3,322 shares held in trust for his siblings.

30

CORPORATE SOCIAL RESPONSIBILITY

Governance	AT&T’s commitment to CSR means integrating it into every aspect of our business, starting with governance.

CSR INTEGRATION

Our corporate social responsibility (CSR) approach is based on the foundational belief in the interconnection of our long-term business success with the strength of our communities and the world. CSR oversight rests with the Public Policy and Corporate Reputation Committee of the AT&T Board of Directors. Our CSR Governance Council is led by our Chief Sustainability Officer and comprises senior executives representing business areas linked to CSR topics we and our stakeholders deem important. Our Code of Business Conduct puts our values into action and details our commitments to ethics, diversity, privacy, the environment, and our communities. Our Principles of Conduct for Suppliers outlines expectations for working with AT&T, including environmental stewardship, diversity, conflict minerals, ethics, labor, and human rights – and every new supplier contract requires acknowledgement. In addition, as members of the Joint Audit Cooperation, we work with other telecoms to ensure suppliers uphold our values, and we audit and measure progress regularly.

OUR NETWORK
Our 8 Security Operations Centers are monitored 24/7/365 – addressing approximately 110 billion potential vulnerability probes on an average business day.

We are using the power of our network to build a better tomorrow, and foundationally that means maintaining strong governance systems to manage network reliability and the security of our customers’ data. Connecting millions of devices, we continually enhance our network to drive service improvements – investing more than $105 billion in the last 5 years alone.

We safeguard data using approaches such as encryption, anonymization, and other security controls, as well as maintaining strict privacy and security policies and systems.

Environment	AT&T is demonstrating corporate leadership on climate change by setting strong goals and taking purposeful action in and outside our company.

CLIMATE CHANGE

On top of our continuous improvements in network energy efficiency, last year we signed agreements to purchase 820MW of wind power annually, making AT&T one of the largest corporate purchasers of renewable energy in the U.S. In 2019, we plan to build on our leadership in renewable energy as well as take steps to improve our company’s climate resiliency.

AT&T’s wind projects are expected to reduce greenhouse gas emissions equivalent to taking more than 530,000 cars off the road or providing electricity for more than 372,000 homes per year.

CUSTOMER SOLUTIONS

AT&T has a goal to enable carbon savings 10x the footprint of our own operations by 2025. We will reach that goal by enhancing the efficiency of our network and delivering sustainable customer solutions. To highlight progress on how our customers are using our technology to reduce carbon emissions, we are developing a portfolio of 10x Case Studies, available at att.com/10x.

OPERATIONAL IMPACTS

Striving to better manage our operational impacts, including energy, water and waste, is a key focus. We are taking proactive measures to reduce our footprint and be a better steward of the environment.

In 2018 we set a goal to achieve “zero waste”[1] at 100 AT&T facilities – including our AT&T Global
Headquarters in Dallas – by the end of 2020. This includes strategies to reduce waste and increase recycling and composting, with a goal of diverting 90% or more of our waste from landfills.

31

CORPORATE SOCIAL RESPONSIBILITY

Progress Toward 2020 Goals2

60% energy intensity reduction 75% of goal completed	30% fleet emissions reduction 66% of goal completed	Refurbish, reuse or recycle 200m devices 73% of goal completed

Social	AT&T is focused on issues important to our business and our communities, including safety, education, diversity and inclusion, and the welfare of our fellow citizens.

RESPONSIBLE USE

One of our top priorities is empowering customers to use our products and services in a safe and responsible manner.

Since inception, our It Can Wait® campaign has generated more than 33 million pledges to never drive distracted.

The AT&T Digital You® website includes a collection of resources that educate customers about online safety. Our #LaterHaters movement helps teens find positive reinforcement and the tools they need to boost positivity online and offline. We’re working to elevate the gaming experience through technology, and in doing so, our new #GreatGame campaign encourages good sportsmanship among gamers. And in 2018 we launched ScreenReady, an online safety pilot program, in our greater New York City retail stores.

EDUCATION AND UPSKILLING

We are building a stronger business and a more dynamic workforce for all companies as we prepare individuals for the workforce demands of tomorrow.

$450 million	In 2018, we celebrated 10 years of our Aspire program, through which we’ve provided more than $450M toward student success and career readiness, with an emphasis on STEM-related fields.

Internally, we invested approximately $200 million and 16 million hours training our employees last year, and we contributed $23 million to their tuition aid.

Through the end of 2018, 60 percent of AT&T’s management workforce had enrolled in reskilling programs provided or subsidized by the company. And more than 50,000 learners worldwide, including more than 5,000 AT&T employees, had enrolled in nanodegree credential programs, a new pathway to higher education pioneered by Udacity and AT&T.

DIVERSITY AND INCLUSION

Our efforts to create a culture in which all employees can learn and grow are led by the Chairman’s Diversity Council and our Chief Diversity Officer.

AT&T U.S. workforce diversity:

AT&T’s 24 Employee Resource Groups and Employee Networks help advance our professional development and represent cultures, genders, generations, veterans, individuals with disabilities, and members of the LGBTQ+ community. Our ERG and EN membership totals more than 133,000. Additionally, in 2018 WarnerMedia announced a new Diversity & Inclusion Policy that is an industry-pioneering commitment to give more opportunities to more women and people of color – both in front of and behind the cameras. This is aided by WarnerMedia’s OneFifty initiative, a platform that disrupts the way content is developed and places diverse storytellers in the spotlight.

COMMUNITY ENGAGEMENT

AT&T employees donated $29 million to more than 30,000 charities in 2018 to help make our communities stronger and have pledged to give $27.8 million in 2019. Our culture of giving provides resources to support employees’ charitable interests through AT&T Foundation grants, resulting in an additional $4.4 million in 2018. Employees also donated time in their communities, volunteering more than 1 million hours valued at more than $25 million.

1AT&T utilizes the 90% threshold standard for “zero waste” as defined by the Zero Waste International Alliance, http://zwia.org/standards/zw-business-principles/b/

2Represents progress through end of year 2017

3Represents total U.S. workforce numbers, excluding WarnerMedia, through end of year 2018

32

AUDIT COMMITTEE

AT&T has a separately designated standing Audit Committee. The Board has adopted a written charter for the Audit Committee, which may be viewed on the Company’s web site at www.att.com. The Audit Committee performs a review and reassessment of its charter annually. The Audit Committee oversees the integrity of AT&T’s financial statements, the independent auditors’ qualifications and independence, the performance of the internal audit function and independent auditors, and AT&T’s compliance with legal and regulatory matters.

The Audit Committee is composed entirely of independent Directors in accordance with the applicable independence standards of the New York Stock Exchange and AT&T. The members of the Audit Committee are Mr. Di Piazza (Chairman), Mr. McCallister, Ms. Taylor, and Dr. Tyson, each of whom was appointed by the Board of Directors. The Board of Directors has determined that Mr. Di Piazza and Ms. Taylor are “audit committee financial experts” and are independent as defined in the listing standards of the New York Stock Exchange and in accordance with AT&T’s additional standards. Although the Board of Directors has determined that these individuals have the requisite attributes defined under the rules of the SEC, their responsibilities are the same as those of the other Audit Committee members. They are not AT&T’s auditors or accountants, do not perform “field work” and are not full-time employees. The SEC has determined that an audit committee member who is designated as an audit committee financial expert will not be deemed to be an “expert” for any purpose as a result of being identified as an audit committee financial expert.

PRIMARY RESPONSIBILITIES

The Audit Committee is responsible for oversight of management in the preparation of AT&T’s financial statements and financial disclosures. The Audit Committee relies on the information provided by management and the independent auditors. The Audit Committee does not have the duty to plan or conduct audits or to determine that AT&T’s financial statements and disclosures are complete and accurate. AT&T’s Audit Committee charter provides that these are the responsibility of management and the independent auditors.

Independent Auditor Oversight

The Audit Committee has oversight of the Company’s relationship with the independent auditor and is directly responsible for the annual appointment, compensation and retention of the independent auditor. The independent auditor reports directly to the Audit Committee.

Financial Reporting Review

The Audit Committee reviews and discusses with management and the independent auditor:

•	the annual audited financial statements and quarterly financial statements;

•	any major issues regarding accounting principles and financial statement presentations; and

•	earnings press releases and other financial disclosures.

Internal Audit Oversight

The Audit Committee oversees the activities of the Company’s senior internal auditing executive, including internal audit’s assessment of operational and financial risks and associated internal controls. Significant internal audit reports and corrective action status are regularly discussed with the Audit Committee.

Risk Review

The Audit Committee reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate.

Compliance Oversight

The Audit Committee meets with the Company’s Chief Compliance Officer (CCO) regarding the CCO’s assessment of the Company’s compliance and ethics risks, the effectiveness of the Company’s Corporate Compliance Program, and any other compliance related matters that either the Committee or the CCO deems appropriate. The Audit Committee oversees the administration and enforcement of the Company’s Code of Business Conduct, Code of Ethics, and Corporate Compliance Program.

33

AUDIT COMMITTEE

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Ernst & Young LLP acts as AT&T’s principal auditor and also provides certain audit-related, tax and other services. The Audit Committee has established a pre-approval policy for services to be performed by Ernst & Young. Under this policy, the Audit Committee approves specific engagements when the engagements have been presented in reasonable detail to the Audit Committee before services are undertaken.

This policy also allows for the approval of certain services in advance of the Audit Committee being presented details concerning the specific service to be undertaken. These services must meet service definitions and fee limitations previously established by the Audit Committee. Additionally, engagements exceeding $500,000 must receive advance concurrence from the Audit Committee Chairman. After an auditor is engaged under this authority, the services must be described in reasonable detail to the Audit Committee at the next meeting.

All pre-approved services must commence, if at all, within 14 months of the approval.

The fees for services provided by Ernst & Young (all of which were pre-approved by the Audit Committee) to AT&T in 2018 and 2017 are shown below.

Principal Accountant Fees (dollars in millions)
Item	2018	2017 (e)
Audit Fees (a)	$49.3	$37.3
Audit Related Fees (b)	5.6	3.5
Tax Fees (c)	10.1	9.3
All Other Fees (d)	0.0	0.0

Note (a). Audit Fees.

Included in this category are fees for the annual financial statement audit, quarterly financial statement reviews, audits required by Federal and state regulatory bodies, statutory audits, and comfort letters.

Note (b). Audit Related Fees.

These fees, which are for assurance and related services other than those included in Audit Fees, include charges for employee benefit plan audits, due diligence associated with acquisition and disposition activity, control reviews of AT&T service organizations, and consultations concerning financial accounting and reporting standards.

Note (c). Tax Fees.

These fees include charges for various Federal, state, local and international tax compliance and research projects, as well as tax services for AT&T employees working in foreign countries.

Note (d). All Other Fees.

No fees were incurred in 2018 or 2017 for services other than audit, audit related and tax.

Note (e). Time Warner Inc. Principal Accountant Fees for 2017.

Time Warner Inc. disclosed the following principal accountant fees for 2017 (dollars in millions), which are not included in this column: Audit - $19.6; Audit Related - $0.5; Tax - $1.8; and All Other - $0.0. 2017 was the last full calendar year prior to AT&T’s acquisition of Time Warner Inc.

34

AUDIT COMMITTEE

AUDIT COMMITTEE REPORT

The Audit Committee: (1) reviewed and discussed with management AT&T’s audited financial statements for the year ended December 31, 2018; (2) discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees; (3) received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and (4) discussed with the auditors the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2018, be included in AT&T’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

February 13, 2019	The Audit Committee
Samuel A. Di Piazza, Jr., Chairman
Michael B. McCallister
Cynthia B. Taylor
Laura D’Andrea Tyson

35

COMPENSATION DISCUSSION AND ANALYSIS

37	Executive Summary
40	Role of the Human Resources Committee
40	Guiding Pay Principles
41	Checklist of Compensation Practices
41	Stockholder Engagement
42	Elements of 2018 Compensation
43	Determining 2018 Target Compensation
44	2018 Performance
44	Return to Stockholders
45	Determination of Award Payouts for Performance Periods Ending December 31, 2018
51	Named Executive Officer Compensation
56	2018 Long Term Grants
57	Risk Mitigation
57	Clawback Policy
58	Benefits and Policies
60	Equity Retention and Hedging Policy
60	Role of the Compensation Consultant

Acronyms Used

CAM	Career Average Minimum
CDP	Cash Deferral Plan
CEO	Chief Executive Officer
DOJ	U.S. Department of Justice
EBITDA	Earnings Before Interest, Taxes, Depreciation, and Amortization
EPS	Earnings Per Share
EY	Ernst & Young LLP
FCF	Free Cash Flow
MCB	Management Cash Balance
NEO	Named Executive Officer
NYSE	New York Stock Exchange
ROIC	Return on Invested Capital
RSU	Restricted Stock Unit
SEC	Securities and Exchange Commission
SERP	Supplemental Employee Retirement Plan
SRIP	Supplemental Retirement Income Plan
SPDP	Stock Purchase and Deferral Plan
SRIP	Supplemental Retirement Income Plan
TSR	Total Stockholder Return

36

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Human Resources Committee (Committee) takes great care to develop and refine an executive compensation program that recognizes its stewardship responsibility to our stockholders while ensuring the availability of talent to support a culture of growth, innovation, and performance in an extraordinarily large and complex organization.

In this section, we summarize the elements of our compensation program, how our program supports pay for performance, and our key performance achievements.

Topic	Overview	More Information
The foundation of our program	Our Committee believes that our programs should:	Page 40
– be aligned with stockholder interests,
– be competitive and market-based,
– pay for performance,
– balance both short- and long-term focus, and
– be aligned with generally accepted approaches.
To that end, we incorporate many best practices in our compensation program and avoid ones that are not aligned with our guiding pay principles.
Stockholder Engagement

Each year, we engage with large stockholders to understand their views on executive compensation. In light of their feedback, results of the stockholder advisory vote on our executive compensation program, and market trends, the Committee adjusts our compensation program periodically as it determines to be appropriate.

Page 41
Our compensation program elements and percentage of pay tied to performance and stock price

–  Our program includes a number of different elements, from fixed compensation (base salaries) to performance-based variable compensation (short- and long-term incentives), to key benefits, which minimize distractions and allow our executives to focus on our success.

Page 42
– Each element is designed for a specific purpose, with an overarching goal of encouraging a high level of sustainable individual and Company performance well into the future.

–  For NEOs, the combination of short- and long-term incentives ranges from 86% to 93% of target pay. Payouts are formula-driven for:

•   90% of short-term incentives; and

•   100% of Performance Shares (which represent 75% of the long-term incentive).

– All long-term grants are tied to our stock price performance.
– Our Committee retains the authority to increase or decrease final award payouts, after adjustment for financial performance, to ensure pay is aligned with performance.
How we make compensation decisions

The starting point for determining Executive Officer compensation is an evaluation of market data. Our consultant compiles compensation information for our Peer Group companies and then presents this information to our Committee for it to consider when making compensation decisions. Our Peer Group companies were chosen based on their similarity to AT&T on a number of factors, including alignment with our business, scale, and/or complexity.

37

COMPENSATION DISCUSSION AND ANALYSIS

  2018 COMPANY PERFORMANCE HIGHLIGHTS

STRATEGIC EXECUTION

•   Successfully defended our acquisition of Time Warner in U.S. v. AT&T, the first litigated challenge to a vertical merger by the DOJ in decades. Obtained a comprehensive order from the U.S. District Court categorically rejecting each of DOJ’s claims and permitting the transaction to close promptly without any divestitures of assets.

•   Closed the acquisitions of Time Warner, now WarnerMedia, and AppNexus, creating a modern media company built around premium content, direct-to-consumer relationships, advertising technology, and high-speed wireless and wireline networks.

•   Revenues of $170.8 billion, up 6.4%.

•   Reported diluted EPS was $2.85, down 40.1% from $4.76 in 2017 (2017 impacted by tax reform remeasurement). Adjusted diluted EPS of $3.52, up 15.4% from 2017.[1]

•   Strong Cash from Operations of $43.6 billion with record FCF of $22.4 billion.[1]

•   Dividend increased for 35th consecutive year.

•   Full-year dividend payout ratio of 60%.[2]

•   Ranked #1 among telecom companies in the 2018 Fortune Most Admired Companies rankings and among the 50 Most Admired Companies across any industry.

OPERATIONAL ACCOMPLISHMENTS

AT&T Communications

•   Returned to revenue growth in Mobility, with full-year total revenues up 2.1% and service revenues up 0.9%, both on a comparable basis.

•   Recognized as having the best wireless network video streaming quality, quickest loading times and best voice retainability by Global Wireless Solutions, America’s biggest test.[3]

•   First to introduce standards-based mobile 5G service, ending 2018 with 5G in parts of 12 cities.

•   Ended the year 6 months ahead of schedule on the FirstNet deployment and with more than 425,000 FirstNet subscribers across 5,250 agencies.

•   Covered more than 11 million customer locations with our fiber network.

•   Extended the company’s high-speed fiber network to nearly 2.2 million U.S. business customer locations.

Xandr

•   Acquired AppNexus, bringing expertise in automation, engineering and advanced advertising to Xandr.

•   Including AppNexus, revenues grew by 26.7%.

WarnerMedia

•   Continued CNN’s run as the #1 digital news destination.[4]

•   Had 3 of the top 5 ad-supported cable networks— TNT, TBS, and Adult Swim—in primetime among adults 18-49 for the full year.

•   Saw Warner Bros. films gross more than $5.5 billion in global box office receipts, making 2018 the studio’s biggest year ever, led by hits including Aquaman, Crazy Rich Asians, Fantastic Beasts, The Crimes of Grindelwald, Ready Player One, and A Star is Born.

AT&T Latin America

•   Vrio, a leader in the Latin America prepaid video segment, grew subscribers by 1.5%.

•   Added 3.2 million wireless subscribers in Mexico to reach a total of 18.3 million, up 21.3% year over year. AT&T has added more subscribers in Mexico than any other wireless provider each of the last 10 quarters.

Notes

[1]  See Annex A for EPS and FCF reconciliation.

[2] FCF dividend payout ratio is dividends divided by FCF.

[3]  Based on OneScore Sept. 2018 report. Excludes crowdsourced studies.

[4] Based on multiplatform unique visitors and video starts for the 12th and 15th consecutive quarters, respectively.

38

COMPENSATION DISCUSSION AND ANALYSIS

 SUMMARY OF INCENTIVE PAYOUTS

2018 CORPORATE SHORT TERM AWARDS*

Metric	Type of Metric	Metric Weight	Attainment	Payout%
2018 EPS	Quantitative	60%	92%	81%
2018 FCF	Quantitative	30%	98%	98%
Collaboration	Qualitative	10%	n/a	100%
Weighted Average Payout				88%

* Mr. Donovan’s Award payout is based on a mix of corporate and business unit performance attainment. Please see page 45 for more information.

LONG TERM AWARD – PERFORMANCE SHARE COMPONENT

2016-2018 PERFORMANCE PERIOD

Metric	Metric Weight	Attainment	Payout%
3-Year ROIC	75%	7.56%	101%
3-Year Relative TSR	25%	Level 6	0%
Weighted Average Payout			76%

After the impact of change in stock price over the 2016 – 2018 performance period, our NEOs received approximately 64% of their original Performance Share grant value.

2019 PROGRAM ENHANCEMENT

The Committee has approved the use of Net-Debt-to-Adjusted-EBITDA as a performance metric with a 20% weighting for determining 2019 short-term incentive awards (payable 2020) for all Executive Officers.

The narrative on the following pages more fully describes how the Committee, with the input of its consultant, has designed and evolved our Executive Officer compensation and benefits program using the Committee’s guiding pay principles as the pillars of the program. We also outline how we establish pay targets and how actual Executive Officer pay is determined. Finally, we provide a description of other benefits.

39

COMPENSATION DISCUSSION AND ANALYSIS

ROLE OF THE HUMAN RESOURCES COMMITTEE

The Committee’s charter is available on our website at www.att.com. Our Committee is composed entirely of independent Directors. The current members of the Committee are: Ms. Roché (Chairman), Mr. Ford, Mr. McCallister, Mr. Rose, and Mr. Yang. Our Committee is responsible for:

Compensation-related Tasks	Organizational Tasks

  –Determining the compensation for our Executive Officers, including salary and short- and long-term incentive opportunities;

  –Reviewing, approving, and administering our executive compensation plans, including our stock plans;

  –Establishing performance objectives under our short- and long-term incentive compensation plans;

  –Determining the attainment of those performance objectives and the awards to be made to our Executive Officers;

  –Evaluating Executive Officer compensation practices to ensure that they remain equitable and competitive; and

  –Approving employee benefit plans, as needed.

– Evaluating the performance of the CEO;

– Reviewing the performance and capabilities of the other Executive Officers, based on input from the CEO; and

– Reviewing succession planning for Executive Officer positions including the CEO’s position.

GUIDING PAY PRINCIPLES

Our Committee has designed an executive compensation program that encourages our leaders to produce outstanding financial and operational results, create sustainable long-term value for our stockholders, and lead the company with ethics and integrity. Our guiding pay principles are:

Alignment with Stockholders

Provide compensation elements and set performance targets that closely align executives’ interests with those of stockholders. For example, approximately 69% of target pay for NEOs is tied to stock price performance. In addition, we have executive stock ownership guidelines and stock holding requirements, as described on page 60.

Competitive and Market Based

Evaluate all components of our compensation and benefits program in light of appropriate peer company practices to ensure we are able to attract and retain world-class talent with the leadership abilities and experience necessary to develop and execute business strategies, obtain superior results, and build long-term stockholder value in an organization as large and complex as AT&T.

Pay for Performance

Tie a significant portion of compensation to the achievement of predetermined goals and recognize individual accomplishments that contribute to our success. For example, in 2018, 93% of the CEO’s target compensation (and, on average, 89% for other NEOs) was variable and tied to short- and long-term performance incentives, including stock price performance.

Balanced Short- and Long-Term Focus

Ensure that the compensation program provides an appropriate balance between the achievement of short- and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigating risk.

Alignment with Generally Accepted Approaches

Provide policies and programs that fit within the framework of generally accepted approaches adopted by leading major U.S. companies.

40

COMPENSATION DISCUSSION AND ANALYSIS

These guiding pay principles serve as the pillars of our compensation and benefits program and any potential changes to the program are evaluated in light of their ability to help us meet these goals.

CHECKLIST OF COMPENSATION PRACTICES

Our compensation program is designed around the following market-leading practices:

PRACTICES WE USE	PRACTICES WE DON’T USE

✓ Pay for Performance: Tie compensation to performance by setting clear and challenging performance goals. The vast majority of Executive Officer compensation is tied to performance metrics and/or stock price performance.

✓  Multiple Performance Metrics and Time Horizons: Use multiple performance metrics and multi-year vesting timeframes to discourage unnecessary short-term risk taking.

✓ Stock Ownership and Holding Period Requirements: NEOs must comply with stock ownership guidelines and hold the equivalent of 25% of post-2015 stock award distributions until retirement.

✓ Regular Engagement with Stockholders: We engage with large stockholders no less than annually regarding executive compensation matters.

✓ Dividend Equivalents: Paid at the end of the performance period on earned Performance Shares.

✓ Compensation-Related Risk Review: Performed annually to confirm that our programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company.

✓ Clawback Policy: Provides for the recovery of previously paid executive compensation for any fraudulent or illegal conduct.

✓ Severance Policy: Limits payments to 2.99 times salary and target bonus.

✗  No “Single Trigger” Change in Control Provisions: No accelerated vesting of equity awards upon a change in control.

✗   No Tax Gross-Ups: No excise tax gross-up payments; no other tax gross-ups, except in extenuating circumstances.

✗  No Credit for Unvested Shares when determining compliance with stock ownership guidelines.

✗  No Repricing or Buy-Out of underwater stock options.

✗  No Hedging or Short Sales of AT&T stock.

✗  No Supplemental Executive Retirement Benefits for officers promoted/hired after 2008.

✗  No Guaranteed Bonuses.

✗   No Excessive Dilution: Our annual equity grants represent less than 1% of the total outstanding Common Stock each year. As of July 31, 2018, our total dilution was 1.4% of outstanding Common Stock.

STOCKHOLDER ENGAGEMENT

The Committee has taken into account feedback from our annual outreach to large stockholders when evaluating our program. Of the votes cast at the 2018 Annual Meeting of Stockholders, over 90% were in favor of the advisory vote on executive compensation.

41

COMPENSATION DISCUSSION AND ANALYSIS

ELEMENTS OF 2018 COMPENSATION

It is in our stockholders’ interest that our compensation program be structured to make attraction, retention, and motivation of the highest quality talent a reality. Our executive compensation and benefits program includes a number of different elements, designed for different purposes, with an overarching goal to encourage a high level of sustainable individual and Company performance well into the future:

Current Year Performance	+	Multi-Year Performance	+	Attraction & Retention
Salary and Short-Term Incentives		Long-Term Incentives (75% Performance Shares and 25% Restricted Stock Units)		Retirement, Deferral/Savings Plans, Benefits, and Personal Benefits

The chart below more fully describes the three elements of total direct compensation and their link to our business and talent strategies.

					Weightings
	Reward Element	Form	Link to Business and Talent Strategies		CEO	Average for Other NEOs

	Base Salary	Cash	•	Provides compensation to assume the day-to-day responsibilities of the position.	7%	11%
		A portion may be contributed to AT&T stock and cash deferral plans.

Fixed Pay			•	Pay level recognizes experience, skill, and performance, with the goal of being market-competitive.

			•	Adjustments may be made based on individual performance, pay relative to other executives, and

				pay relative to market.

		Cash	•	Aligns pay with the achievement of short-term objectives.
		A portion may be contributed to AT&T stock and cash deferral plans.
	Short-Term Incentives (see page 45)
			•	Payouts based on achievement of goals, with potential for upward or downward adjustment by the Committee to align pay with performance.	23%	24%

At Risk Pay

		Stock			70%	65%
	Long-Term Incentives (see page 48)	75% Performance Shares (paid 34% in stock, 66% in cash) 25% Restricted Stock Units (paid in stock)	•	Motivates and rewards the achievement of long-term performance.

			•	Aligns executive and stockholder interests.

42

COMPENSATION DISCUSSION AND ANALYSIS

DETERMINING 2018 TARGET COMPENSATION

The starting point for determining Executive Officer compensation begins with an evaluation of market data. The consultant compiles data for the Peer Group companies from both proxy and third-party compensation surveys.

How the Peer Group was chosen

The Committee’s compensation consultant developed the Peer Group with input from the Committee and management based on the following criteria:

•  similarity to AT&T in terms of size, organizational and business complexity, and/or industry,

•  global scope of operations and/or diversified product lines,

•  ability of the company to compete with AT&T for talent, and

•  similarity to jobs at AT&T in terms of complexity and scope of positions.

Following is the Peer Group our consultant used to assess market-based compensation for Executive Officers in 2018.

2018 Peer Group

• 21st Century Fox • Alphabet • Amazon • Apple • Boeing • CBS	• Charter • Chevron • Cisco • Comcast • Exxon Mobil • General Electric	• Intel • IBM • Microsoft • Oracle • Sprint • T-Mobile US	• Verizon Communications • Viacom • Wal-Mart • Walt Disney

Note: These same 22 companies are also used to determine our relative TSR performance for the 2018 Performance Share grant.

The consultant reviewed the market data for the Peer Group with members of management and the CEO (for Executive Officers other than himself) to confirm the job matches and scoping of market data based on the relative value of each position and differences in responsibilities between our jobs and those in the comparator groups. After completing this review, the consultant presented the market data to the Committee.

The Committee used the market data and the CEO’s compensation recommendations for the other Executive Officers and then applied its judgment and experience to set Executive Officer compensation for the coming year. When setting compensation, the Committee may determine that Executive Officers with significant experience and responsibilities or who demonstrate exemplary performance have higher target compensation, while other Executive Officers may have lower target compensation.

43

COMPENSATION DISCUSSION AND ANALYSIS

2018 PERFORMANCE

AT&T is a global leader in telecommunications, media, entertainment, and technology. We are transforming into a truly modern media company that will work to create the best entertainment and communications experiences in the world. 2018 was a transformational year as we completed the acquisition of Time Warner, and we continued to successfully execute on our strategic goals.

To put in perspective the scale, scope, and complexity of our business as compared to our 22 compensation benchmark companies (as shown on page 43), below is a comparison of market cap, revenues, and net income:

Comparison of Scope and Scale

AT&T and Peer Group1 ($M)

For more information on our financial and operational performance, please see our Annual Report at www.att.com.

RETURN TO STOCKHOLDERS

We continue to deliver positive returns to our stockholders over the long-term and have a long history of increasing dividends.

35 —Years— Consecutive Increase in Quarterly Dividend	2.0 —Percent— Increase in Quarterly Dividend in 2018

44

COMPENSATION DISCUSSION AND ANALYSIS

DETERMINATION OF AWARD PAYOUTS FOR PERFORMANCE PERIODS ENDING DECEMBER 31, 2018

2018 Short-Term Incentive Plan Metrics and Performance Attainment

After reviewing our business plan and determining the business metrics on which our Executive Officers should focus, the Committee established the following performance targets applicable to payment of short-term awards for 2018:

2018 SHORT-TERM INCENTIVE PLAN METRICS

Mr. Stephenson, Mr. McAtee, Mr. Stankey, and Mr. Stephens		Mr. Donovan
Metric	Weight	Metric	Weight
EPS	60%	EPS	10%
FCF	30%	Collaboration	10%
Collaboration	10%	AT&T Communications FCF	40%
		AT&T Communications Operating Contribution	40%
		AT&T Communications Revenue Kicker (see below)	0 to + 75%

2018 SHORT TERM INCENTIVE AWARD PAYOUT STRUCTURE

Name/(Metric Set)	Performance Metrics	Relevance of Metric	Threshold Performance Payout%	Target Performance Payout%	Maximum Performance Payout% [1]
Mr. Stephenson Mr. Stephens Mr. McAtee Mr. Stankey Mr. Donovan (EPS only) (Corporate)	EPS	Indicator of profitability and a window into our long-term sustainability	Performance achievement of 80% of target results in a 50% payout	100%	Performance achievement of 120% of target results in a 150% payout
	FCF	Important to continue to invest, pay down debt, and provide strong
Mr. Donovan (AT&T Communications)	AT&T Communications FCF	dividends to our stockholders	No payout for performance below 80% of target
	AT&T Communications Operating Contribution	Incorporates a focus on revenues and expense control/reduction
	AT&T Communications Revenue Kicker	Top and bottom line growth of largest subsidiary to drive stockholder returns	Potential for up to an additional 75% payout for revenue growth in excess of 1.25% and operating contribution of 110% or higher of target
All NEOs	Collaboration	Leverage robust portfolio of assets to benefit stockholders	Qualitative assessment by the Committee

[1]	In each case, an overall payout cap of 125% applies to the final, weighted payout before any applicable AT&T Communications Revenue Kicker (Mr. Donovan only).

45

COMPENSATION DISCUSSION AND ANALYSIS

The following charts show the performance goals, actual performance attainment and payout percentage for each short-term performance metric.

Short-Term Incentive Performance Goals and Attainment Corporate Financial Metrics Earnings Per Share 60% Weighting Free Cash Flow 30% Weighting Payout %125% 100% 75% 50% 25% 0%Payout 81% $3.50 $3.21 92% of Goal Performance Goal Attainment (after performance adjustments) 1Payout 98% $21.5B $21.1B98% of Goal Performance Goal Attainment (after performance adjustments) 2 1. EPS results were adjusted as follows: Reported EPS Adjustments per per-established award terms: M&A Pension Plan Gains/Losses Tax Reform Discretionary Reductions: Asset Revaluation EPS for Compensation $2.85 .94(.43)(.10)(.05) $3.21 2. Free Cash Flow is net cash from operating activities minus capital expenditures. Free Cash Flow results were adjusted as follows: Reported Free Cash Flow Adjustments per pre-established award terms: M&A Excess Benefit Plan Contributions Free Cash Flow for Compensation $22.4B (1.6) 0.4 $21.1B

46

COMPENSATION DISCUSSION AND ANALYSIS

Short-Term Incentive Performance Goals and Attainment AT&T Communications Financial Metrics Free Cash Flow 40% Weighting Operating Contribution 40% Weighting Payout %125% 100% 75% 50% 25% 0% Payout 78% $24.5B $22.2B91% of Goal Performance Goal Attainment Payout 87% $34.5B $32.3B 94% of Goal Performance Goal Attainment Mr. Donovan was also eligible for an AT&T Communications 2018 Revenue Kicker. This kicker provided for a potential payout of up to an additional 75% of Mr. Donovans short-term target. However, AT&T Communications revenue and operating contribution did not meet the criteria for a payout.

Collaboration - 10% Weighting

The Committee reviewed the ways the executive team and four operating entities worked together to leverage AT&T assets to drive results that benefit stockholders. The Committee determined that each of the NEO’s earned a payout of 100% based on the following accomplishments (among others):

•	Our merger synergies remain on target to achieve a $2.5B billion run rate by the end of 2021.

•	Launch of the first, large-scale integrated marketing campaign between WarnerMedia and AT&T Communications.

•	More relevant advertising across Turner’s TV networks, through the combined efforts of Xandr, AT&T Communications, and WarnerMedia.

•

Creation of the WarnerMedia Innovation Lab that will combine emerging technologies such as AT&T’s 5G services, Xandr’s advanced ad tech platform capabilities, and content from WarnerMedia to create new and innovative business and consumer experiences.

•

Deployment of a low cost Direct to Consumer Video service in AT&T Latin America that delivered 85+ live channels, Video on Demand, and multi-language capabilities, with the assistance of Turner’s iStreamPlanet.

•	Because of the Time Warner acquisition, AT&T was able to launch WatchTV, a 30+ channel, live-TV streaming service.

Final Award Determination

The NEOs whose awards are based on corporate performance metrics each received a performance-adjusted award payout of 88%, and Mr. Donovan’s performance-adjusted award payout was 84%. The Committee maintains the ability to make adjustments to the formula-driven payout as it deems appropriate in order to ensure alignment of Executive Officer pay with performance.

47

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Plan Metrics and Performance Attainment –Performance/Restriction Periods Ending in 2018

The following chart describes the structure and terms of long-term awards with performance or restriction periods ending in 2018 or early 2019:

Form of Award	Weight	Performance Metrics and Vesting Period	Description

Performance Shares Granted in 2016	50%	3-year performance period (2016-2018) Performance metrics: – 75% ROIC – 25% Relative TSR Payout value based on combination of performance attainment and stock price performance.

•   Each Performance Share is equal in value to a share of stock, which causes the value of the award to fluctuate directly with changes in our stock price over the performance period.

•   Performance Shares are paid in cash based on our stock price on the date an award payout is approved.

•   Because awards are based on a 3-year performance period, they maximize the leverage of both short- and long-term performance. The impact of a single year’s performance is felt in each of the three Performance Share grants that are outstanding at any given time, so that strong performance must be sustained every year in order to provide favorable payouts.

•   Dividend equivalents are paid at the end of the performance period, based on the number of Performance Shares earned.

RSUs Granted in 2015	50%	4-year restriction period Payout value based on stock price performance.

We structure RSUs to be paid in stock at the end of the restriction period, regardless of whether they vest earlier. RSUs vest 100% after four years or upon retirement eligibility, whichever occurs earlier.

ROIC Payout Table and Actual Performance Attainment – 2016-2018 Performance Period

Determination of Performance Goal	Performance Below Target Range

We established a performance target range of 6.50% to 7.50% at the beginning of the 3-year performance period. This target range does not reward or penalize Executive Officers for performance achievement within close proximity to the midpoint of the range. The lower end of the performance target range was set so that it exceeded our internally calculated cost of capital (determined, in part, based on input from banks) by 75 basis points, ensuring a reasonable return is delivered to stockholders before Executive Officers are eligible for full payout of their target award.

No payout is earned if less than 65% of the performance target range is achieved. Achievement below the target range results in decreasing levels of award payout. The payout drops to 0% of the Performance Shares tied to this metric if less than 65% of the low end of the target range is achieved.

Performance Within Target Range

100% payout if performance falls within the target range.

Performance Above Target Range

Maximum payout of 150% is earned if 137% or more of the performance target range is achieved. Achievement above the target range provides for higher levels of award payout, up to the maximum payout.

Actual Performance

After conclusion of the performance period, the Committee determined (using the ROIC payout table) that we achieved 7.56%, which was above the ROIC target range, and 181 basis points above the cost of capital we established based on input from banks. As a result, the Committee directed that 101% of the related Performance Shares be distributed in accordance with the payout table as follows. Our actual performance attainment is also shown:

48

COMPENSATION DISCUSSION AND ANALYSIS

ROIC Performance metric (2016-2018 performance period) Performance adjustments used in ROIC calculation Adjustments per pre-established award terms: Reported amount Net Income Plus Interest Expense was adjusted as follows: $ 67.2B 1. M&A Transaction Costs $ 10.5B 2. Asset Abandonments and Impairments (Gains)/Losses$ 2.3B 3. Natural Disasters $ 0.4B 4. Pension Remeasurementc (Gains)/Losses $ 0.3B 5. Changes in Accounting Principle$ (2.9)B 6. Tax Reform $ (20.3)B Adjusted Net Income Plus Interest Expense $ 57.4B Performance Range For100% Payout ACTUAL PERFORMANCE Weighted Average Cost of Capital 8.00% 7.75% 6.75% 6.00%

TSR Payout Table and Actual Performance Attainment – 2016-2018 Performance Period

At the beginning of the performance period, the Committee established the following table for determining payout of the Performance Shares tied to the TSR metric.

Our actual performance attainment is also shown:

TSR Performance metric (2015-2017 performance period) AT&T Return vs. S&P 100 Index Payout %* If AT&T is top company 200% Level 1 (82-99.99%) 150% Level 2 (63-81.99%) 125% Level 3 (44-62.99%) 100% Level 4 (25-43.99%) 50% Level 5 (<25%) 0% * Payouts are capped at 90% of the target award if absolute AT&T 3-year TSR is negative, regardless of relative performance. Our 3-year TSR of 35.15% ranks us at the 54th percentile of the S&P 100 Index

49

COMPENSATION DISCUSSION AND ANALYSIS

TSR was measured relative to the following 37 companies, as determined when the grant was established in 2016*:

Alphabet Amazon Apple Boeing CenturyLink Charter Communications Chevron Cisco Coca-Cola Comcast	Exxon Mobil Facebook General Electric Gilead Sciences Hewlett Packard Home Depot Honeywell IBM Intel	Johnson & Johnson Johnson Controls Lockheed Martin Merck Microsoft Oracle PepsiCo Pfizer Phillip Morris Intl	Procter & Gamble Qualcomm Twenty-First Century Fox United Technologies Verizon Walt Disney Wal-Mart Sprint T-Mobile

*Time Warner Inc. was included in this group; AT&T completed its acquisition of Time Warner Inc. in 2018.

PERCENT OF GRANT VALUE REALIZED – 2016 PERFORMANCE SHARE GRANT (2016-2018 PERFORMANCE PERIOD)

As a result of the combined ROIC and TSR performance attainment, each NEO received 76% of the number of shares granted.

75% of Performance Shares Granted	Ó	Payout Percentage of 101% for ROIC	Ì	25% of Performance Shares Granted	Ó	Payout Percentage of 0% for TSR	=	76% of Shares to be Paid

However, the Performance Shares were also subject to stock price fluctuation over the 3-year performance period as another element of our long-term incentive pay-for-performance design. Based on the $5.47 decrease in our stock price from $35.53 at grant to $30.06 at payout, the value of the shares actually payable decreased 15.4% over the 3-year performance period.

Ending Stock Price of $30.06*	-	Beginning Stock Price of $35.53**	÷	Beginning Stock Price of $35.53**	=	15.4% Decline in Stock Price

As a result of both ROIC and relative TSR performance and the absolute change in our stock price, our NEOs realized approximately 64% of their original performance share grant value.

NEOs Received 64% of Original Grant Value

PERCENT OF GRANT VALUE REALIZED – 2015 RSUs

Our 2015 RSUs had a 4-year vesting period and were paid in early 2019. The final value delivered from these awards was based on our stock price. Over the 4-year restriction period, the stock price decreased $2.26 per share, delivering 93% of the original grant value.

Ending Stock Price of $30.70*	-	Beginning Stock Price of $32.96**	÷	Beginning Stock Price of $32.96**	=	6.9% Decline in Stock Price

NEOs Received 93% of Original Grant Value

*

Stock price when award payout is approved for Performance Shares (typically the first Committee meeting after the end of the performance period), or the stock price on the last date of the restriction period for RSU grants.

** Stock price used to determine the number of shares to be granted (target award value is divided by this stock price).

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COMPENSATION DISCUSSION AND ANALYSIS

NAMED EXECUTIVE OFFICER COMPENSATION

In this section we detail how each NEO’s compensation was impacted by performance attainment. The following tables summarize the compensation our NEOs realized in 2018. The long-term values below do not align to what is reported in the 2018 Summary Compensation Table (SCT) because the SCT reflects long-term grant values for 2018 whereas these tables show the values of the long-term distributions for awards with performance/restriction periods ending in 2018 or early 2019.

AT&T’s 2018 performance highlights are summarized on page 38.

Randall Stephenson Chairman of the Board, Chief Executive Officer, and President

Mr. Stephenson has served as Chairman of the Board, Chief Executive Officer, and President since 2007. Throughout his career at the Company, he has held a variety of high-level finance, operational, and marketing positions, including serving as Chief Operating Officer from 2004 until his appointment to Chief Executive Officer in 2007, and as Chief Financial Officer from 2001 to 2004. He began his career with the Company in 1982.

2018 Realized Compensation
Element of Compensation	Compensation Amount	Rationale
2018 Base Salary	$1,800,000	Mr. Stephenson’s salary did not increase in 2018.
2018 STIP	Target Award = $5,900,000 Final Award Paid = $5,192,000 88% of target award value realized

Mr. Stephenson’s STIP payout was based on:

•   A formulaic payout of 78% of his target award based on EPS and FCF performance attainment, plus 100% of the qualitative collaboration goal.

•   The Committee did not make any discretionary adjustment to the formulaic results.

Performance Share Payout (2016-2018 Performance Period)	Target Award = $7,750,000 Final Award Paid = $4,983,219 64% of grant value realized

Mr. Stephenson’s performance share payout was based on:

•   A formulaic payout of 76% of the 218,126 shares granted, based on the Company’s performance achievement for ROIC and relative TSR, plus

•   The company’s stock price change over the 3-year performance period, which decreased the value of the shares earned by 15.4%.

Performance Shares were paid in cash.

RSU Payout (2015 Grant)	Target Award = $7,375,000 223,756 shares paid; valued at $6,869,309 93% of grant value realized	The company’s stock price change over the 4-year vesting period decreased the value of the units granted by 6.9%. RSUs were paid in stock.
Total Realized Compensation	$18,844,528

51

COMPENSATION DISCUSSION AND ANALYSIS

John Stephens Senior Executive Vice President and Chief Financial Officer

John Stephens has 26 years of service with the Company. Mr. Stephens was appointed to his current position in 2011. He has responsibility for financial planning, corporate development, accounting, tax, auditing, treasury, investor relations, corporate real estate and shared services. Prior to his current position, Mr. Stephens held a series of successive positions in the finance department. Before joining the Company, Mr. Stephens held a variety of roles in public accounting.

2018 Realized Compensation
Element of Compensation	Compensation Amount	Rationale

Commensurate with the close of the Time Warner merger, the Committee increased Mr. Stephens’ compensation to reflect the expanded scope and complexity of his position after the merger. In addition, the Committee determined that Mr. Stephens’ unique skills and experience are critical to executing the Company’s post-close strategic plan. In setting his compensation, the Committee used data provided by its independent consultant for comparable positions in the marketplace.

2018 Base Salary	$1,096,875

Mr. Stephens received a base salary increase to $1,100,000 effective March 1, 2018. Effective June 16, 2018, Mr. Stephens received an increase to $1,125,000 to reflect the increased scope and complexity of his role following the merger with Time Warner.

2018 STIP	Target Award = $2,338,542 Final Award Paid = $2,057,917 88% of target award value realized

Mr. Stephens’ target STIP was increased to $2,000,000 effective January 1, 2018, and to $2,625,000 effective June 16, 2018. His award targets were applied to the associated time periods and the resulting weighted STIP target award for 2018 was $2,338,542.

Mr. Stephens’ STIP payout was based on:

•   A payout of 78% of his target award based on formulaic performance attainment of EPS and FCF goals, plus 100% of the qualitative collaboration goal.

•   No discretionary adjustment was made by the Committee.

Performance Share Payout (2016-2018 Performance Period)	Target Award = $2,575,000 Final Award Paid = $1,655,712 64% of grant value realized

Mr. Stephens’ performance share payout was based on:

•   A formulaic payout of 76% of the 72,474 shares granted, based on the Company’s performance achievement for ROIC and relative TSR, plus

•   The company’s stock price change over the 3-year performance period, which decreased the value of the shares earned by 15.4%.

Performance Shares were paid in cash.

RSU Payout (2014 Grant)	Target Award = $2,350,000 71,299 shares paid; valued at $2,188,879 93% of grant value realized	The company’s stock price change over the 4-year vesting period decreased the value of the units granted by 6.9%. RSUs were paid in stock.
Merger Completion Bonus	$2,000,000

The Committee awarded Mr. Stephens a cash payment in recognition of his significant contributions that led to the structure and completion of the merger. As Chief Financial Officer and head of corporate development, Mr. Stephens effectively managed the company’s balance sheet to provide for a successful merger close despite a protracted close date due to litigation.

Total Realized Compensation	$8,999,383

52

COMPENSATION DISCUSSION AND ANALYSIS

John Donovan Chief Executive Officer, AT&T Communications, LLC

John Donovan joined the Company 10 years ago, and is the head of AT&T Communications, LLC, where he is responsible for the AT&T Business, Mobility/Entertainment, and Technology & Operations groups, providing mobile, broadband, and video services to U.S. consumers, including nearly 3.5 million businesses. Until August 1, 2017, he was Chief Strategy Officer and Group President, overseeing corporate strategy and our Technology and Operations groups. Prior to joining the Company, Mr. Donovan was Executive Vice President of Product, Sales, Marketing, and Operations at Verisign, Inc. From 2000 to 2006 he was Chairman and CEO of inCode Telecom Group, Inc.; prior to that he was a partner with Deloitte Consulting.

2018 Realized Compensation
Element of Compensation	Compensation Amount	Rationale
2018 Base Salary	$1,175,000	Mr. Donovan did not receive a base salary increase in 2018.
2018 STIP	Target Award = $2,750,000 Final Award Paid = $2,410,000 88% of target award value realized

Mr. Donovan’s target STIP did not increase in 2018.

Mr. Donovan’s STIP payout was based on:

•   A payout of 74% of his target award based on formulaic performance attainment of corporate EPS and AT&T Communications FCF and Operating Income, plus 100% of the qualitative collaboration goal.

•   The Committee also made a $100,000 discretionary award to recognize 2018 accomplishments, including being ahead of schedule on our FirstNet deployment, a return to revenue growth in Mobility, and extending our high-speed fiber network to an additional 500,000 U.S. business locations.

Performance Share Payout (2016-2018 Performance Period)	Target Award = $2,100,000 Final Award Paid = $1,350,289 64% of grant value realized

Mr. Donovan’s performance share payout was based on:

•   A formulaic payout of 76% of the 59,105 shares granted, based on the Company’s performance achievement for ROIC and relative TSR, plus

•   The company’s stock price change over the 3-year performance period, which decreased the value of the shares earned by 15.4%.

Performance Shares were paid in cash.

RSU Payout (2015 Grant)	Target Award = $1,950,000 59,163 shares paid; valued at $1,816,304 93% of grant value realized	The company’s stock price change over the 4-year vesting period decreased the value of the units granted by 6.9%. RSUs were paid in stock.
Total Realized Compensation	$6,751,593

53

COMPENSATION DISCUSSION AND ANALYSIS

David McAtee Senior Executive Vice President and General Counsel

David McAtee has served at AT&T’s General Counsel since 2015. He has responsibility for all legal matters affecting AT&T, including the Company’s litigation, regulatory, and compliance matters before various judicial and regulatory agencies, as well as all merger agreements, dispositions of non-strategic assets, commercial agreements, and labor contracts. In 2018, Mr. McAtee and his team successfully managed thousands of litigation matters involving AT&T, including approximately 80 appeals to various federal and state courts of appeal and the U.S. Supreme Court. Mr. McAtee joined the company in 2012 as Senior Vice President and Assistant General Counsel after 18 years in government and private practice.

2018 Realized Compensation
Element of Compensation	Compensation Amount	Rationale

Commensurate with the close of the Time Warner merger, the Committee increased Mr. McAtee’s compensation to reflect the expanded scope and complexity of his position after the merger. In addition, the Committee determined that Mr. McAtee’s unique skills and experience are critical to executing the Company’s post-close strategic plan. In setting his compensation, the Committee used data provided by its independent consultant for comparable positions in the marketplace.

2018 Base Salary	$1,058,333

Mr. McAtee received a base salary increase from $800,000 to $900,000 effective March 1, 2018. Effective July 1, 2018, Mr. McAtee’s base salary was increased from $900,000 to $1,250,000 to reflect the increased scope and complexity of his role following the merger with Time Warner.

2018 STIP	Target Award = $1,925,000 Final Award Paid = $1,694,000 88% of target award value realized

Mr. McAtee’s target STIP was increased to $1,600,000 effective January 1, 2018, and to $2,250,000 effective July 1, 2018. Mr. McAtee’s award targets were applied to the associated time periods and the resulting weighted STIP target award for 2018 was $1,925,000.

Mr. McAtee’s STIP payout was based on:

•   A payout of 78% of his target award based on formulaic performance attainment of EPS and FCF goals, plus 100% of the qualitative collaboration goal.

•   The Committee did not make any discretionary adjustment to formulaic results.

Performance Share Payout (2016-2018 Performance Period)	Target Award = $1,625,000 Final Award Paid = $1,044,866 64% of grant value realized

Mr. McAtee’s Performance Share payout was based on:

•   A formulaic payout of 76% of the 45,736 shares granted, based on the Company’s performance achievement for ROIC and relative TSR, plus

•   The company’s stock price change over the 3-year performance period, which decreased the value of the shares earned by 15.4%.

Performance Shares were paid in cash.

RSU Payout (2014 Grant)	Target Award = $1,000,000 30,339 shares paid; valued at $931,407 93% of grant value realized

Mr. McAtee was granted 8,343 RSUs in January 2015 and received a supplemental grant of 21,996 units in August 2015 upon his promotion to Executive Officer. The company’s stock price change over the vesting period decreased the value of the units granted, on a combined basis, by 6.9%.

RSUs were paid in stock.

Merger Completion Bonus	$5,000,000

The Committee awarded Mr. McAtee a cash payment in recognition of his significant contributions that led to the completion of the merger. Mr. McAtee led the legal strategy and litigation teams that diligently prepared for litigation and successfully defended our acquisition of Time Warner against the DOJ’s antitrust lawsuit, which was a departure from decades of antitrust precedent. After conducting a full and fair trial on the merits, the U.S. District Court categorically rejected the government’s lawsuit to block our merger with Time Warner. The transaction also received regulatory and competition approvals in 20 jurisdictions outside the United States.

Total Realized Compensation	$9,728,606

54

COMPENSATION DISCUSSION AND ANALYSIS

John Stankey Chief Executive Officer, Warner Media, LLC

John Stankey leads WarnerMedia, whose HBO, Turner, and Warner Bros. divisions are leaders in creating premium content, operate the world’s largest TV and film studio, and own a world-class library of entertainment. Mr. Stankey has held various roles during his 33 years of service with the Company, including CEO-AT&T Entertainment Group; Chief Strategy Officer; President and CEO of AT&T Business Solutions; President and CEO of AT&T Operations; Group President-Telecom Operations; Chief Technology Officer; and Chief Information Officer.

2018 Realized Compensation
Element of Compensation	Compensation Amount	Rationale

Commensurate with the close of the Time Warner merger, the Committee increased Mr. Stankey’s compensation to reflect his new responsibility for all of AT&T’s content-related assets, including each of Time Warner’s businesses. In addition, the Committee determined that Mr. Stankey’s unique skills and experience are critical to executing the Company’s post-close strategic plan. In setting his compensation, the Committee used data provided by its independent consultant for comparable positions in the market. Mr. Stankey’s target compensation pay mix was adjusted to be more consistent with pay mixes in the media industry.

2018 Base Salary	$2,058,333

Mr. Stankey received a base salary increase to $1,100,000 effective March 1, 2018. Effective June 16, 2018, Mr. Stankey’s base salary was increased from $1,100,000 to $2,900,000 to reflect the increased scope and complexity of his new role as CEO of WarnerMedia.

2018 STIP	Target Award = $4,970,833 Final Award Paid = $4,374,333 88% of target award value realized

Mr. Stankey’s target STIP was increased to $2,100,000 effective January 1, 2018, and to $7,400,000 effective June 16, 2018. Mr. Stankey’s award targets were applied to the associated time periods and the resulting weighted STIP target award for 2018 was $4,970,833.

Mr. Stankey’s STIP payout was based on:

•   A payout of 78% of his target award based on formulaic performance attainment of EPS and FCF goals, plus 100% of the qualitative collaboration goal.

•   The Committee did not make any discretionary adjustment to the formulaic results.

Performance Share Payout (2016-2018 Performance Period)	Target Award = $2,837,500 Final Award Paid = $1,824,495 64% of grant value realized

Mr. Stankey’s performance share payout was based on:

•   A formulaic payout of 76% of the 79,862 shares granted, based on the Company’s performance achievement for ROIC and relative TSR, plus

•   The company’s stock price change over the 3-year performance period, which decreased the value of the shares earned by 15.4%.

Performance Shares were paid in cash.

RSU Payout (2015 Grant)	Target Award = $2,662,500 80,780 shares paid; valued at $2,479,946 93% of grant value realized	The company’s stock price change over the 4-year vesting period decreased the value of the units granted by 6.9%. RSUs Units were paid in stock.
Merger Completion Bonus	$2,000,000

The Committee awarded Mr. Stankey a cash payment in recognition of his significant contributions that led to the completion of the merger. Mr. Stankey played a key role in assisting the legal strategy and litigation teams with the antitrust lawsuit defense. In addition, he led both merger integration planning and strategy development, roles that were unexpectedly extended due to the DOJ’s antitrust lawsuit.

Total Realized Compensation	$12,737,107

55

COMPENSATION DISCUSSION AND ANALYSIS

2018 LONG TERM GRANTS

Our previous sections detailed compensation paid in 2018 and/or compensation for grants with performance or restriction periods ending in 2018 or early 2019. This section addresses the long-term grants we made in 2018.

The forms of long-term compensation granted to NEOs in 2018 were:

Forms of Grants	Weight	Performance Metrics	Vesting Period
Performance Shares	75%	Performance Metrics - 100% ROIC Payout Modifier - Relative TSR Modifier	3-year performance period
RSUs	25%	Payout value based on stock price performance only	4-year restriction period

Grant values for these awards were as follows:

2018 LONG TERM INCENTIVE TARGET GRANT VALUES FOR NEOS

Name	Performance Shares ($)(1)	RSUs ($)(1)
Randall Stephenson	13,725,000	4,575,000
John Stephens(2)	6,750,000	2,250,000
John Donovan	8,531,250	2,843,750
David McAtee(2)	3,750,000	1,250,000
John Stankey(2)	5,531,250	1,843,750

(1) These amounts represent the rounded value of the awards on February 1, 2018, the date the Committee authorized the awards; however, the final terms of the Performance Share grants were not determined until March 29, 2018, which is the grant date for valuation of the awards in the Summary Compensation Table.

(2) Target value includes the value of supplemental long-term grants made upon the Time Warner merger close. The grants made were in the same form (weight 75% Performance Shares and 25% Restricted Stock Units) and subject to the same terms and conditions as the annual grants.

2018 Performance Share Grants

The Performance Shares granted in 2018 are for the 2018-2020 performance period. The Committee determined that the Performance Shares would be tied to a ROIC performance metric with a payout modifier based on a comparison of AT&T’s TSR to our 22-company Peer Group (as shown on page 43).

ROIC Performance Metric

We calculate ROIC for the 2018-2020 performance period by averaging over the three-year performance period: (1) our annual reported net income plus after-tax interest expense minus minority interest, divided by (2) the total of the average debt and average stockholder equity for the relevant year. For mergers and acquisitions over $2.0 billion, we exclude the dilutive impacts of intangible amortization, asset write-offs, accelerated depreciation, and transaction and restructuring costs so that the impact of certain significant transactions, including those which may not have been contemplated in the determination of a performance metric, will not have an impact on the performance results. We also exclude the net impact of certain of the following items after taxes and available collectible insurance, if they exceed, individually or in certain combinations, $500 million in a calendar year and satisfy other conditions; changes in tax laws, changes in accounting principles (except for the impacts of Revenue Recognition under ASC 606, “Revenue from Contracts with Customers”), expenses caused by natural disasters or intentionally caused damage to the Company’s property, and non-cash accounting write-downs of goodwill, other intangible assets and fixed assets. Additionally, we disregard gains and losses related to the assets and liabilities of pension and other post-retirement benefit plans (and associated tax effects).

The ROIC target range for the 2018-2020 performance period was set 100 basis points above our cost of capital, a target that we believe to be challenging, but attainable. For performance above or below the performance target range, the number of Performance Shares are increased or reduced, respectively. Potential payouts range from 0% to 150% of the number of Performance Shares granted.

56

COMPENSATION DISCUSSION AND ANALYSIS

TSR Performance Modifier

This measure compares our TSR (stock appreciation plus reinvestment of dividends) relative to that of the 22 companies in our Peer Group. We believe that TSR is an important measure because it helps ensure that our executives remain focused on the value they are delivering to our stockholders.

TSR PERFORMANCE MODIFIER

2018-2020 Performance Period

AT&T Return vs. TSR Peer Group	Payout Modifier

Top Quartile	Add 10 Percentage Points to Final ROIC Payout Percentage

Quartile 2 Quartile 3	No Adjustment to ROIC Payout Percentage

Quartile 4	Subtract 10 Percentage Points from Final ROIC Payout Percentage

TSR Peer Group

Award payouts will be determined based on our TSR performance relative to our 22-company Peer Group shown on page 43. These companies are the same ones that comprise the Peer Group used to assess market- based compensation for 2018. TSR performance will be measured over the entire performance period.

At the end of the performance period, the number of Performance Shares to be paid out, if any, will be determined by comparing the actual performance of the Company against the predetermined performance objective for ROIC, and modifying the award for relative TSR achievement, if applicable. Performance Shares, if earned, are paid 34% in stock, 66% in cash.

2018 Restricted Stock Unit Grants

RSUs granted in 2018 vest 100% after four years or upon retirement eligibility, whichever occurs earlier, but do not pay out until the scheduled distribution date. These RSUs receive quarterly dividend equivalents, paid in cash, at the time regular dividends are paid on our stock. RSUs pay 100% in stock to further tie executive and stockholder interests.

RISK MITIGATION

By ensuring that a significant portion of compensation is based on our long-term performance, we reduce the risk that executives will place too much focus on short-term achievements to the detriment of our long-term sustainability. Our short-term incentive compensation is structured so that the accomplishment of short-term goals supports the achievement of long-term goals. These elements work together for the benefit of AT&T and our stockholders and to reduce risk in our incentive plans.

CLAWBACK POLICY

In addition to the risk moderation actions, we intend, in appropriate circumstances, to seek restitution of any bonus, commission, or other compensation received by an employee as a result of such employee’s intentional or knowing fraudulent or illegal conduct, including the making of a material misrepresentation in our financial statements.

57

COMPENSATION DISCUSSION AND ANALYSIS

BENEFITS AND POLICIES

Benefits and Personal Benefits

Benefits are an important tool to maintain the market competitiveness of our overall compensation package. We provide personal benefits to our Executive Officers for three main reasons:

•	To effectively compete for talent: We must have a program that is robust and competitive enough to attract and retain key talent.

•

To support Executive Officers in meeting the needs of the business: We require the around-the-clock commitment and availability of our Executive Officers. Therefore, we provide benefits that allow us to have greater access to them. These benefits should not be measured solely in terms of any incremental financial cost, but rather the value they bring to us through maximized productivity and availability.

•	To provide for the safety, security, and personal health of executives: We provide Executive Officers certain personal benefits to provide for their safety and personal health.

Benefits for our Executive Officers are outlined below. The Committee continues to evaluate our personal benefits based on needs of the business and market practices/trends.

Benefits

WarnerMedia employees did not participate in the following plans in 2018:

Deferral Opportunities

Tax-qualified 401(k) Plans

Our 401(k) plans offer substantially all employees, including each of the NEOs, the opportunity to defer income and receive company matching contributions. Substantially all of our plans provide our employees the ability to invest in AT&T or other investments. We match 80% of employee contributions, limited to the first 6% of cash compensation (only base salary is matched for officers). Employees hired externally on or after January 1, 2015, do not receive a pension, and to account for the lack of a pension benefit, we increased the 401(k) match to 100% of the first 6% of eligible contributions for these employees.

Nonqualified Plans

We provide mid-level and above managers the opportunity for tax-advantaged savings through two nonqualified plans:

•  Stock Purchase and Deferral Plan

This is our principal nonqualified deferral program, which we use as a way to encourage our managers to invest in and hold AT&T stock on a tax-deferred basis. Under this plan, mid-level managers and above may annually elect to defer, through payroll deductions, up to 30% of their salary and annual bonus (officers, including the NEOs, may defer up to 95% of their short-term award, which is similar to, and paid in lieu of, the annual bonus paid to other management employees) to purchase AT&T deferred share units at fair market value on a tax-deferred basis. Participants receive a 20% match on their deferrals in the form of additional AT&T deferred share units. Participants also receive makeup matching deferred AT&T share units to replace the match that is not available in the 401(k) because of their participation in our nonqualified deferral plans or because they exceeded the IRS compensation limits for 401(k) plans. Officers do not receive the makeup match on the contribution of their short-term awards.

•  Cash Deferral Plan

Through this plan, eligible managers may also defer cash compensation in the form of salaries and bonuses. The plan pays interest at the Moody’s Long-Term Corporate Bond Yield Average, reset annually, which is a common index used by companies for deferral plans. The SEC requires disclosure in the “Summary Compensation Table” of any earnings on deferred compensation that exceed an amount set by the SEC.

These plans are described more fully on page 74.

Pension Benefits

We offer a tax-qualified group pension plan to substantially all of our managers. However, managers hired externally on or after January 1, 2015, who would otherwise be eligible to participate in the pension plan will instead receive an enhanced match in the 401(k) plan.

We also provide supplemental retirement benefits under nonqualified pension plans, or SERPs, to employees who became officers before 2009. Additional information on pension benefits, including these plans, may be found beginning on page 68, following the “Pension Benefits” table.

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COMPENSATION DISCUSSION AND ANALYSIS

Personal Benefits

We provide our Executive Officers with other limited and market-based personal benefits, as follows:

Benefit/Perquisite	Description	Rationale
Financial Counseling	Includes tax preparation, estate planning, and financial counseling.	Allows our executives to focus more on business responsibilities by providing financial counselors to help with their personal financial affairs and tax filings.
Health Coverage	A consumer-driven health plan for certain executives, who must pay a portion of the premiums.	Maintains executives’ health and welfare, helping to ensure business continuity.
Executive Physical	Annual physical for executives who do not receive the health coverage shown above.
Communications	AT&T products and services provided at little or no incremental cost to the Company.	Provides 24/7 connectivity and a focus on services customers purchase.
Automobile	Includes allowance, fuel, and maintenance.	Recruiting and retention tool.
Executive Disability	Provides compensation during a leave of absence due to illness or injury.	Provides security to executives’ family members.
Home Security	Residential security system and monitoring.
Executive Life Insurance	See page 72.
Company-Owned Club Memberships	In some cases we allow personal use, but do not pay country club fees or dues for Executive Officers.	Affords executives the opportunity to conduct business in a more informal environment.
Personal Use of Company Aircraft

Messrs. Stephenson, Donovan, Stankey, and Stephens are required to reimburse the incremental Company cost of personal usage, other than for travel to outside board meetings. Other Executive Officers are also required to reimburse the incremental cost of their personal usage unless the CEO decides otherwise on a case-by-case basis. Reimbursements will not be made where prohibited by law.

Provides for safety, security, and reduced travel time so executives may focus on their responsibilities.

Certain of these benefits are also offered as post-retirement benefits to officers who meet age and service requirements. Additional information on these post-retirement benefits can be found beginning on page 71.

59

COMPENSATION DISCUSSION AND ANALYSIS

EQUITY RETENTION AND HEDGING POLICY

Stock Ownership Guidelines

The Committee has established stock ownership guidelines for all Executive Officers, as follows. We include vested shares held in our benefit plans in determining attainment of these guidelines.

Level	Ownership Guidelines

CEO	6X Base Salary

Executive Officers	Lesser of 3X Base Salary or 50,000 Shares

All Executive Officers are given 5 years from assuming their position to achieve compliance.

NEO stock holdings as of December 31, 2018, can be found in the “Common Stock Ownership” section beginning on page 29. As of December 31, 2018, Randall Stephenson held 2,175,574 vested shares of AT&T stock, a multiple of 34 times his base salary, well exceeding his

6X requirement. In addition, Mr. Stephenson also holds 633,226 shares of vested RSUs, which are subject to a retention period, making his total vested shares a multiple of 44 times his base pay.

Retention of Awards

Executive Officers are required to hold shares equivalent, in aggregate, to 25% of the AT&T shares they receive (after taxes and exercise costs) from an incentive, equity, or option award granted to them after January 1, 2012, until they terminate employment with AT&T.

Hedging Policy

Executive officers are prohibited from hedging their AT&T stock or stock based awards, including through trading in publicly-traded options, puts, calls, or other derivative instruments related to AT&T stock.

ROLE OF THE COMPENSATION CONSULTANT

The Committee is authorized by its charter to employ independent compensation consultants and other advisors. The Committee has selected Frederic W. Cook & Co., Inc. (FW Cook) to serve as its independent consultant. The consultant reports directly to the Committee. Other than advising the Corporate Governance and Nominating Committee on director compensation, FW Cook provides no other services to AT&T.

The Committee reviewed the following six independence factors, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, when evaluating the consultant’s independence:

•	Other services provided to AT&T

•	Percentage of the consultant’s revenues paid by AT&T

•	Consultant’s policies to prevent conflicts of interest

•	Other relationships with compensation committee members

•	AT&T stock owned by the consultant

•	Other relationships with Executive Officers

Based on its evaluation of the consultant and the six factors listed above, the Committee has determined that the consultant met the criteria for independence.

The consultant’s duties include:

•	Attends all Committee meetings;

•	Regularly updates the Committee on market trends, changing practices, and legislation pertaining to executive compensation and benefits;

•	Reviews the Company’s executive compensation strategy and program to ensure appropriateness and market-competitiveness;

•	Makes recommendations on the design of the compensation program and the balance of pay-for-performance elements;

•	Provides market data for jobs held by senior leaders;

•	Analyzes compensation from other companies’ proxy and financial statements for the Committee’s review when making compensation decisions;

•	Assists the Committee in making pay determinations for the Chief Executive Officer; and

•	Advises the Committee on the appropriate comparator groups for compensation and benefits as well as the appropriate peer group against which to measure long-term performance.

60

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and Proxy Statement for filing with the SEC.

February 12, 2019	The Human Resources Committee

Joyce M. Roché, Chairman
Scott T. Ford
Michael B. McCallister
Matthew K. Rose
Geoffrey Y. Yang

61

EXECUTIVE COMPENSATION TABLES

The table below contains information concerning the compensation provided to the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated Executive Officers of AT&T (the Named Executive Officers). Compensation information is provided for the years each person in the table was a Named Executive Officer since 2016.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation (1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compen- sation (4) ($)	Total ($)
R. Stephenson Chairman, CEO and President	2018	1,800,000	0	17,069,774	0	5,192,000	3,517,806	1,538,538	29,118,118
	2017	1,800,000	0	16,699,980	0	5,310,000	3,420,059	1,490,681	28,720,720
	2016	1,791,667	0	16,063,344	0	5,700,000	3,474,304	1,404,401	28,433,716
J. Stephens Sr. Exec. Vice Pres. and CFO	2018	1,096,875	2,000,000	8,542,439	0	2,057,917	1,324,399	620,674	15,642,304
	2017	979,167	0	6,999,984	0	1,710,000	3,574,285	629,371	13,892,807
	2016	870,833	0	5,337,167	0	1,840,000	2,942,086	591,854	11,581,940
J. Donovan CEO-AT&T Communications, LLC	2018	1,175,000	100,000	10,610,326	0	2,310,000	50,211	340,330	14,585,867
	2017	1,035,833	0	9,202,738	0	1,965,000	2,666,182	323,947	15,193,700
	2016	858,333	0	4,352,640	0	1,650,000	2,388,147	259,190	9,508,310
D. McAtee Sr. Exec. Vice Pres. and General Counsel	2018	1,058,333	5,000,000	4,731,281	0	1,694,000	100,295	265,367	12,849,276
	2017	791,667	0	3,699,987	0	1,350,000	166,390	216,501	6,224,545

J. Stankey CEO – Warner Media, LLC	2018	2,058,333	2,000,000	6,889,708	0	4,374,333	574,835	655,696	16,552,905
	2017	995,000	0	6,999,984	0	1,800,000	3,356	296,243	10,094,583
	2016	965,833	0	5,881,237	0	1,930,000	3,730,962	257,263	12,765,295

Realized Pay

Mr. Stephenson’s realized pay for 2018 was $18,844,528. A summary of realized pay for each of the NEOs is provided on pages 51-55.

Note 1.

Each of the NEOs deferred portions of their 2018 salary and/or non-equity incentive awards into the Stock Purchase and Deferral Plan to make monthly purchases of Company stock in the form of stock units based on the price of the underlying AT&T stock as follows: Mr. Stephenson—$5,472,400, Mr. Stephens—$2,282,521, Mr. Donovan—$352,500, Mr. McAtee—$579,438, and Mr. Stankey—$118,750. Each unit that the employee purchases is paid out in the form of a share of AT&T stock at the time elected by the employee, along with applicable matching shares. The value of the matching contributions made during the relevant year is included under “All Other Compensation.” A description of the Stock Purchase and Deferral Plan may be found on page 74.

Note 2.

Amounts in the Stock Awards column for 2018 represent the grant date values of Performance Shares and Restricted Stock Units. The grant date values were determined pursuant to FASB ASC Topic 718. Assumptions used for determining the value of the stock awards reported in these columns are set forth in the relevant AT&T Annual Report to Stockholders in Note 15 to Consolidated Financial Statements, “Share-Based Payments.” The grant date values of Performance Shares included in the table for 2018 were: Mr. Stephenson—$12,494,790, Mr. Stephens—$6,284,996, Mr. Donovan—$7,766,566, Mr. McAtee—$3,477,876, and Mr. Stankey—$5,045,456. The number of Performance Shares distributed at the end of the performance period is dependent upon the achievement of performance goals. Depending upon such achievement, the potential payouts range from 0% of the target number of Performance Shares to a maximum payout of 160% of the target number of Performance Shares. The value of the awards (Performance Shares and Restricted Stock Units) will be further affected by the price of AT&T stock at the time of distribution.

62

EXECUTIVE COMPENSATION TABLES

Note 3.

Under this column, we report earnings on deferrals of salary and incentive awards to the extent the earnings exceed a market rate specified by SEC rules. For the NEOs, these amounts are as follows for 2018: Mr. Stephenson—$131,143, Mr. Stephens—$0, Mr. Donovan—$50,211, Mr. McAtee—$0, and Mr. Stankey—$1,910. Other amounts reported under this heading represent an increase, if any, in pension actuarial value during the reporting period. Mr. Donovan’s actuarial change in pension was ($94,372); the amount reported is $0 pursuant to the SEC rules.

Note 4.

This column includes personal benefits, Company-paid life insurance premiums, Company matching contributions to deferral plans, and state and local income tax reimbursements made in connection with business travel (Mr. Stankey). AT&T does not provide other tax reimbursements to Executive Officers except under the Company’s relocation plan.

In valuing personal benefits, AT&T uses the incremental cost of the benefits to the Company. To determine the incremental cost of aircraft usage, we multiply the number of hours of personal flight usage (including “deadhead” flights) by the hourly cost of fuel (Company average) and the hourly cost of maintenance (where such cost is based on hours of use), and we add per flight fees such as landing, ramp and hangar fees, catering, and crew travel costs. Mr. Stephenson reimburses the Company for the incremental cost of his personal use of Company aircraft. Messrs. Donovan, Stankey, and Stephens are also required to reimburse the Company for the incremental cost of the personal usage of corporate aircraft, other than for travel to outside board meetings. Other Executive Officers may be required by the CEO to reimburse the incremental cost of their personal usage on a case-by-case basis. Reimbursements will not be made where prohibited by law.

	Stephenson	Stephens	Donovan	McAtee	Stankey
Personal Benefits
Financial counseling (includes tax preparation and estate planning)	22,074	11,500	14,000	12,318	14,000
Auto benefits	27,213	16,176	14,261	16,562	13,736
Personal use of Company aircraft	0	0	31,233	0	13,223
Health coverage	52,152	50,064	50,064	50,064	50,064
Club membership	2,877	0	0	2,793	2,793
Communications	6,037	3,149	4,427	8,007	7,245
Home security	7,866	50	344	50	1,453
Total Personal Benefits	118,219	80,939	114,330	89,794	102,514
Company matching contributions to deferral plans	1,202,860	442,800	126,581	148,588	118,750
Life insurance premiums applicable to the employees’ death benefit	217,459	96,935	99,419	26,985	365,790
State and Local Income tax reimbursements in connection with business travel	0	0	0	0	68,642
Total	1,538,538	620,674	340,330	265,367	655,696

63

EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Date of Action by Compensation Committee	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephenson	3/29/18	2/1/18	2,655,000	5,900,000	7,375,000	140,194	350,485	560,776				12,494,790
	2/1/18	2/1/18							116,828			4,574,984
Stephens	3/29/18	2/1/18	900,000	2,000,000	2,500,000	55,541	138,853	222,165				4,950,109
	2/1/18	2/1/18							46,284			1,812,481
	6/15/18	9/28/17	152,344	338,542	423,178
	6/28/18	6/28/18				16,588	41,469	66,350	13,823			1,779,849
Donovan	3/29/18	2/1/18	1,237,500	2,750,000	5,500,000	87,142	217,856	348,570				7,766,566
	2/1/18	2/1/18							72,619			2,843,760
McAtee	3/29/18	2/1/18	720,000	1,600,000	2,000,000	32,176	80,439	128,702				2,867,650
	2/1/18	2/1/18							26,813			1,049,997
	7/1/18	6/28/18	146,250	325,000	406,250
	6/28/18	6/28/18				7,583	18,957	30,331	6,319			813,634
Stankey	3/29/18	2/1/18	945,000	2,100,000	2,625,000	55,541	138,853	222,165				4,950,109
	2/1/18	2/1/18							46,284			1,812,481
	6/15/18	9/28/17	1,291,875	2,870,833	3,588,541
	6/28/18	6/28/18				1,185	2,962	4,739	987			127,118

Note 1.

Represents Performance Share awards, discussed beginning on page 56.

Note 2.

Represents Restricted Stock Unit grants, discussed on page 57. The units granted in 2018 are scheduled to vest and distribute in January 2022. Units will also vest upon an employee becoming retirement eligible; however, they are not distributed until the scheduled distribution date. All of the NEOs except for Mr. McAtee were retirement eligible as of the grant date.

64

EXECUTIVE COMPENSATION TABLES

EMPLOYMENT CONTRACTS

Messrs. Donovan, Stankey, and Stephens

Both the 2011 Incentive Plan and the 2016 Incentive Plan provide that in the event an employee retires while retirement eligible under the plan, an award of Performance Shares will be prorated based on the number of months worked during the performance period. AT&T has provided that Performance Shares granted after September 28, 2017, to Messrs. Donovan, Stankey, or Stephens will not be prorated if they remain employed through December 30, 2020. Further, the Company has agreed that their Performance Shares shall not be prorated if (a) they report to an officer or employee of the Company or any of its affiliates other than the Chief Executive Officer of AT&T Inc.; or (b) if the Company creates a higher-level position (e.g., Vice Chairman or Chief Operating Officer of AT&T Inc.) and they are not placed in that role or an equivalent role.

Mr. Stankey

Following the acquisition of DIRECTV, AT&T entered into an agreement with Mr. Stankey, whose responsibilities included the oversight of DIRECTV operations. The Company agreed to reimburse him for state and local income taxes that he incurred while on business travel outside of Texas (Texas is his primary work location and residence) as well as the income taxes owed on the reimbursement of such state and local income taxes. Amounts reimbursed are reported annually in the Summary Compensation Table under All Other Compensation. Upon Mr. Stankey being reassigned to oversee merger integration planning for our acquisition of WarnerMedia on August 1, 2017, this agreement no longer applied to subsequent compensation.

Upon closing of the acquisition of WarnerMedia, Mr. Stankey was appointed CEO of WarnerMedia. Subsequently, as part of his new position, he is expected to engage in extensive business travel, which will require him to file state and local income tax returns in a number of jurisdictions. AT&T has agreed to reimburse Mr. Stankey for any legal fees he incurs in the defense of his state and local income tax returns.

65

EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexer- cisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
Stephenson	30,472		23.22	2/17/19
	14,627	—	24.63	6/15/19
	20,664	—	25.32	2/16/20
	379,336	—	25.54	6/15/20
	29,345	—	28.24	2/15/21
2017-2019 Perf. Shares					—	—	269,870	7,702,090
2018-2020 Perf. Shares					—	—	315,437	9,002,572
Stephens	6,656	—	23.22	2/17/19
	16,973	—	24.63	6/15/19
	8,454	—	25.32	2/16/20
	38,069	—	25.54	6/15/20
	9,730	—	28.24	2/15/21
	39,919	—	30.35	6/15/21
	2,373	—	29.87	2/15/22
2017-2019 Perf. Shares					—	—	113,119	3,228,416
2018-2020 Perf. Shares					—	—	124,968	3,566,587
2018-2020 Perf. Shares – Supplemental Grant							37,322	1,065,170
Donovan
2014 Restricted Stock					56,673	1,617,447	—	—
2015 Restricted Stock					29,542	843,129	—	—
2017-2019 Perf. Shares					—	—	113,119	3,228,416
2017-2019 Perf. Shares – Supplemental Grant					—	—	38,085	1,086,946
2018-2020 Perf. Shares							196,070	5,595,838
McAtee
2014 Restricted Stock Units					—	—	—	—
2015 Restricted Stock Units					8,343	238,109	—	—
2015 Restricted Stock Units – Supplemental Grant					21,996	627,766	—	—
2016 Restricted Stock Units					45,736	1,305,305	—	—
2017 Restricted Stock Units					22,145	632,018	—	—
2018 Restricted Stock Units					26,813	765,243
2018 Restricted Stock Units – Supplemental Grant					6,319	180,344
2017-2019 Perf. Shares					—	—	59,792	1,706,464
2018-2020 Perf. Shares					—	—	72,395	2,066,153
2018-2020 Perf. Shares – Supplemental Grant							17,061	486,921
Stankey	2,073	—	23.22	2/17/19
	1,675	—	24.63	6/15/19
	2,366	—	25.32	2/16/20
	1,658	—	25.54	6/15/20
	2,326	—	28.24	2/15/21
2017-2019 Perf. Shares					—	—	113,119	3,228,416
2018-2020 Perf. Shares					—	—	124,968	3,566,587
2018-2020 Perf. Shares – Supplemental Grant					—	—	2,666	76,088

66

EXECUTIVE COMPENSATION TABLES

Note 1.

Stock options were granted based upon the amount of stock purchased by mid-level and above managers under the Stock Purchase and Deferral Plan, described on page 74. Stock options are not currently offered under the plan. Options were vested at issuance but were not exercisable until the earlier of the first anniversary of the grant or the termination of employment of the option holder. Options expire ten years after the grant date; however, option terms may be shortened due to termination of employment of the holder.

Note 2.

Mr. Donovan’s 2014 and 2015 Restricted Stock grants vest in 2019 and 2020, respectively.

Note 3.

Performance Shares are paid after the end of the performance period shown for each award. The actual number of shares paid out is dependent upon the achievement of the related performance objectives and approval of the Committee. In this column, we report the number of outstanding Performance Shares and their theoretical value based on the price of AT&T stock on December 31, 2018. In calculating the number of Performance Shares and their value, we are required by SEC rules to compare the Company’s performance through 2018 for each outstanding Performance Share grant against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts. The performance measure for the 2017 and 2018 grants is ROIC with a payout adjustment for relative TSR achievement. As of the end of 2018, the ROIC achievement for each of the 2017 and 2018 grants was at target while the TSR performance was in the bottom quartile of the peer group. As a result, the grants were reported at the target for ROIC reduced for TSR performance.

OPTION EXERCISES AND STOCK VESTED DURING 2018

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephenson	0	0	282,604	9,558,204
Stephens	0	0	115,187	3,913,156
Donovan	0	0	117,539	4,194,049
McAtee	0	0	42,630	1,339,557
Stankey	2,307	4,910	107,966	3,668,748

Note 1.

Included in the above amounts are Restricted Stock Units that vested in 2018. Restricted Stock Units vest at the earlier of the scheduled vesting date or upon the employee becoming retirement eligible. If the units vest because of retirement eligibility, they are not distributed until the scheduled vesting date.

Restricted Stock Units granted in 2018 to the following NEOs vested at grant because of their retirement eligibility but will not be distributed until 2022: Mr. Stephenson—116,828, Mr. Stephens—60,107, Mr. Donovan—72,619, and Mr. Stankey—47,271. Mr. McAtee is not retirement eligible and his 2014 Restricted Stock Units (7,871) vested and were distributed on the scheduled distribution date in 2018.

67

EXECUTIVE COMPENSATION TABLES

PENSION BENEFITS (ESTIMATED FOR DECEMBER 31, 2018)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits (1) ($)	Payments During Last Fiscal Year ($)
Stephenson	Pension Benefit Plan—Nonbargained Program	36	1,797,231	0
	Pension Benefit Make Up Plan	15	6,671	0
	SRIP	22	2,416,985	0
	SERP	30	56,303,088	0
Stephens	Pension Benefit Plan—Nonbargained Program	26	1,441,770	0
	Pension Benefit Make Up Plan	8	60,536	0
	SRIP	12	425,232	0
	SERP	26	20,396,786	0
Donovan	Pension Benefit Plan—MCB Program	9	163,540	0
	SERP	10	13,857,440	0
McAtee	Pension Benefit Plan—MCB Program	6	80,041	0
	Pension Benefit Make Up Plan	6	401,457	0
Stankey	Pension Benefit Plan—Nonbargained Program	33	1,811,692	0
	SRIP	19	438,355	0
	SERP	33	27,327,212	0

Note 1.

Pension benefits reflected in the above table were determined using the methodology and material assumptions set forth in the 2018 AT&T Annual Report to Stockholders in Note 14 to Consolidated Financial Statements, “Pension and Postretirement Benefits,” except that, as required by SEC regulations, the assumed retirement age is the specified normal retirement age in the plan unless the plan provides a younger age at which benefits may be received without a discount based on age, in which case the younger age is used. For the Nonbargained Program under the AT&T Pension Benefit Plan and the Pension Benefit Make Up Plan, the assumed retirement age is the date a participant is at least age 55 and meets the “modified rule of 75,” which requires certain combinations of age and service that total at least 75. For the Management Cash Balance Program under the AT&T Pension Benefit Plan, the assumed retirement age for the cash balance formula is age 65. For the AT&T SRIP and its successor, the 2005 SERP, the assumed retirement age is the earlier of the date the participant reaches age 60 or has 30 years of service (the age at which an employee may retire without discounts for age).

The SRIP/SERP benefits are reduced for benefits available under the qualified plans and by a specified amount that approximates benefits available under other nonqualified plans included in the table.

68

EXECUTIVE COMPENSATION TABLES

QUALIFIED PENSION PLAN

We offer post-retirement benefits, in various forms, to nearly all our managers. The AT&T Pension Benefit Plan, a “qualified pension plan” under the Internal Revenue Code, covers nearly all of our employees hired before 2015, including each of the NEOs. The applicable benefit accrual formula depends on the subsidiaries that have employed the participant. Effective January 1, 2015, no new management employees are eligible for a pension. However, they do receive an enhanced 401(k) benefit.

Nonbargained Program

Mr. Stephenson, Mr. Stephens, and Mr. Stankey are covered by the Nonbargained Program of the AT&T Pension Benefit Plan, which is offered to most of our pre-2007 management employees. Participants in the Nonbargained Program receive the greater of the benefit determined under the CAM formula or the cash balance formula, each of which is described below.

CAM Formula

For each of Mr. Stephenson, Mr. Stephens, and Mr. Stankey the greater benefit comes from the CAM formula, which is reported in the Pension Benefits table. The CAM formula provides an annual benefit equal to 1.6% of the participant’s average pension-eligible compensation (generally, base pay, commissions, and annual bonuses, but not officer bonuses paid to individuals promoted to officer level before January 1, 2009) for the five years ended December 31, 1999, multiplied by the number of years of service through the end of the December 31, 1999, averaging period, plus 1.6% of the participant’s pension-eligible compensation thereafter. Employees who meet the “modified rule of 75” and are at least age 55 are eligible to retire without age or service discounts. The “modified rule of 75” establishes retirement eligibility when certain combinations of age and service total at least 75.

Cash Balance Formula

The cash balance formula was frozen, except for interest credits, on January 14, 2005. The cash balance formula provided an accrual equal to 5% of pension-eligible compensation plus monthly interest credits on the participant’s cash balance account. The interest rate is reset quarterly and is equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter. The program permits participants to take the benefit in various actuarially equivalent forms, including various forms of life annuities or, for participants terminating on or after May 25, 2018 and receiving their benefit on or after June 1, 2018, this program permits participants to take the benefit in a full lump sum calculated as the present value of the annuity.

Management Cash Balance Program

Mr. Donovan and Mr. McAtee are covered by the MCB Program of the AT&T Pension Benefit Plan, which is offered to our management employees hired on or after January 1, 2007 (January 1, 2006 for AT&T Mobility) and before January 1, 2015. After completing one year of service, participants in the MCB Program are entitled to receive a cash balance benefit equal to the monthly credit of an age graded basic credit formula ranging from 1.75% to 4% of the participant’s pension-eligible compensation and a 2% supplemental credit for eligible compensation in excess of Social Security Wage Base plus monthly interest credit at an effective annual rate of 4.5% to the participant’s cash balance account. This program permits participants to take the benefit in various actuarially equivalent forms, including an annuity or a lump sum.

69

EXECUTIVE COMPENSATION TABLES

NONQUALIFIED PENSION PLANS

To the extent the Internal Revenue Code places limits on the amounts that may be earned under a qualified pension plan, managers instead receive these amounts under the nonqualified Pension Benefit Make Up Plan but only for periods prior to the person becoming a participant in the SRIP/SERP, described below. The Pension Benefit Make Up Plan benefit is paid in the form of a 10-year annuity or in a lump sum if the present value of the annuity is less than $50,000.

In addition, we offer our Executive Officers and other officers (who became officers prior to 2005) supplemental retirement benefits under the SRIP and, for those serving as officers between 2005-2008, its successor, the 2005 SERP, as additional retention tools. As a result of changes in the tax laws, beginning December 31, 2004, participants ceased accruing benefits under the SRIP, the original supplemental plan. After December 31, 2004, benefits are earned under the SERP. Participants make separate distribution elections (annuity or lump sum) for benefits earned and vested before 2005 (under the SRIP) and for benefits accrued during and after 2005 (under the SERP). Elections for the portion of the pension that accrued in and after 2005, however, must have been made when the officer first participated in the SERP. Vesting in the SERP requires five years of service (including four years of participation in the SERP). Each of the eligible NEOs is vested in the SERP. Regardless of the payment form, no benefits under the SERP are payable until six months after termination of employment. An officer’s benefits under these nonqualified pension plans are reduced by: (1) benefits due under qualified AT&T pension plans and (2) a specific amount that approximates the value of the officer’s benefit under other nonqualified pension plans, determined generally as of December 31, 2008. These supplemental benefits are neither funded by nor are a part of the qualified pension plan.

Each of the NEOs, except for Mr. McAtee, is eligible to receive SRIP/SERP benefits. Since January 1, 2009, no new officer has been permitted to participate in the SERP.

Calculation of Benefit

Under the SRIP/SERP, the target annual retirement benefit is stated as a percentage of a participant’s annual salary and annual incentive bonus averaged over a specified period described below. The percentage is increased by 0.715% for each year of actual service in excess of, or decreased by 1.43% (0.715% for mid-career hires) for each year of actual service below, 30 years of service. In the event the participant retires before reaching age 60, a discount of 0.5% for each month remaining until the participant attains age 60 is applied to reduce the amount payable under this plan, except for officers who have 30 years or more of service at the time of retirement. Of the NEOs currently employed by the Company, only Mr. Stephenson and Mr. Stankey are eligible to retire without either an age or service discount under this plan. These benefits are also reduced by any amounts participants receive under AT&T qualified pension plans and by a frozen, specific amount that approximates the amount they receive under our other nonqualified pension plans, calculated as if the benefits under these plans were paid in the form of an immediate annuity for life.

The salary and bonus used to determine the SRIP/SERP benefit amount is the average of the participant’s salary and actual annual incentive bonuses earned during the 36-consecutive-month period that results in the highest average earnings that occurs during the 120 months preceding retirement. In some cases, the Committee may require the use of the target bonus, or a portion of the actual or target bonus, if it believes the actual bonus is not appropriate. Effective September 1, 2017, for Mr. Donovan and effective June 16, 2018, for Messrs. Stephens and Stankey, the annual earnings used in the SERP’s “highest average earnings” is fixed at $3.0 million.

The target annual retirement percentage for the Chief Executive Officer is 60%, and for other NEOs the target percentage ranges from 50% to 60%. Beginning in 2006, the target percentage was limited to 50% for all new participants (see note above on limiting new participants after 2008). If a benefit payment under the plan is delayed by the Company to comply with Federal law, the delayed amounts will earn interest at the rate the Company uses to accrue the present value of the liability, and the interest will be included in the appropriate column(s) in the “Pension Benefits” table.

Mr. Stephenson’s Benefit

Mr. Stephenson’s SERP benefit was modified in 2010. For purposes of calculating his SERP benefit, the Company froze his compensation as of June 30, 2010. He stopped accruing age and service credits as of December 31, 2012, at which time his benefit was determined as a lump sum amount, which thereafter earns interest. The discount rate for calculating the lump sum as well as the interest crediting rate is 5.8%.

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EXECUTIVE COMPENSATION TABLES

Forms of Payment

Annuity

Participants may receive benefits as an annuity payable for the greater of the life of the participant or ten years. If the participant dies within ten years after leaving the Company, then payments for the balance of the ten years will be paid to the participant’s beneficiary. Alternatively, the participant may elect to have the annuity payable for life with 100% or 50% payable upon his or her death to his or her beneficiary for the beneficiary’s life. The amounts paid under each alternative (and the lump sum alternative described below) are actuarially equivalent. As noted above, separate distribution elections are made for pre-2005 benefits and 2005 and later benefits.

Lump Sum

Participants may elect that upon retirement at age 55 or later to receive the actuarially determined net present value of the benefit as a lump sum, rather than in the form of an annuity. To determine the net present value, we use the discount rate used for determining the projected benefit obligation at December 31 of the second calendar year prior to the year of retirement. Participants may also elect to take all or part of the net present value over a fixed period of years elected by the participant, not to exceed 20 years, earning interest at the same discount rate. A participant is not permitted to receive more than 30% of the net present value of the benefit before the third anniversary of the termination of employment, unless he or she is at least 60 years old at termination, in which case the participant may receive 100% of the net present value of the benefit as early as six months after the termination of employment. Eligible participants electing to receive more than 30% of the net present value of the benefit within 36 months of their termination must enter into a written noncompetition agreement with us and agree to forfeit and repay the lump sum if they breach that agreement.

OTHER POST-RETIREMENT BENEFITS

The NEOs who retire after age 55 with at least five years of service or who are retirement eligible under the “modified rule of 75” continue to receive the benefits shown in the following table after retirement, except that of the NEOs, only Mr. Stephenson is entitled to receive executive health coverage after retirement. Benefits that are available generally to managers are omitted from the table. All the NEOs except for Mr. McAtee are currently retirement eligible.

Financial counseling benefits will be made available to the Executive Officers for 36 months following retirement. We do not reimburse taxes on personal benefits for Executive Officers, other than certain non-deductible relocation costs, which along with the tax reimbursement, we make available to nearly all management employees. Through December 31, 2017, the executive health coverage supplemented the group health plan. Effective January 1, 2018, the executive health coverage is the primary and sole health coverage for eligible participants. The coverage is provided to Mr. Stephenson post-employment based on eligibility provisions that existed before he became CEO. During their employment, officers are subject to an annual deductible on health benefits, co-insurance, and must pay a portion of the premium. Officers who are eligible to receive the executive health coverage in retirement have no annual deductible or co-insurance, but they must pay larger premiums. In addition, we also provide communications, broadband/TV and related services and products; however, to the extent the service is provided by AT&T, it is typically provided at little or no incremental cost. These benefits are subject to amendment.

OTHER POST-RETIREMENT BENEFITS

Personal Benefit	Estimated Amount (valued at our incremental cost)
Financial counseling	Maximum of $14,000 per year for 36 months
Financial counseling provided in connection with retirement	Maximum of $20,000 total
Estate planning	Maximum of $10,000 per year for 36 months
Communication benefits	Average of $4,600 annually
Health coverage (Mr. Stephenson only)	$36,500 annually, which is in addition to required contributions from the employee

71

EXECUTIVE COMPENSATION TABLES

In the event of the officer’s termination of employment due to death, the officer’s unvested Restricted Stock Units and Restricted Stock, if any, will vest, and outstanding Performance Shares will pay out at 100% of target. As a result, if an NEO had died at the end of 2018, the amounts of Performance Shares, Restricted Stock Units, and/or Restricted Stock, as applicable, that would have vested and been distributed are: Mr. Stephenson—$18,560,732, Mr. Stephens—$8,733,525, Mr. Donovan—$13,473,049, Mr. McAtee—$8,481,603 and Mr. Stankey—$7,634,536.

In the event of termination of employment due to disability, unvested Restricted Stock Units and Restricted Stock, if any, will vest; however, Restricted Stock Units will not pay out until their scheduled vesting distribution times. As a result, if such an event had occurred to an NEO at the end of 2018, Mr. Donovan’s Restricted Stock ($2,460,576) and Mr. McAtee’s Restricted Stock Units ($3,748,786) would have vested. Conversely, Performance Shares will not be accelerated in the event of a termination due to disability but will be paid without proration, based solely on the achievement of the pre-determined performance goals.

We pay recoverable premiums on split-dollar life insurance that provides a specified death benefit to beneficiaries of each NEO. The benefit is equal to one times salary during the officer’s employment, except for the CEO who receives two times salary. After retirement, for officers who first participated beginning in 1998, the death benefit remains one times salary until he or she reaches age 66; the benefit is then reduced by 10% each year until age 70, when the benefit becomes one-half of his or her final salary. For officers who participated prior to 1998, including Messrs. Stephenson and Stephens, the post-retirement death benefit is one times salary. In addition, managers who were officers prior to 1998 are entitled to additional one times salary death benefit while employed and during retirement.

In addition to the foregoing, each of the NEOs purchased optional additional split-dollar life insurance coverage equal to two times salary, which is subsidized by the Company. If the policies are not fully funded upon the retirement of the officer, we continue to pay our portion of the premiums until they are fully funded. The officer’s premium obligation ends at age 65.

Mr. Stephens elected to take his death benefits in the form of a ten-year Company-paid annuity payable after death, using an 11% discount rate based on 185% of the value of the death benefits. The increase in the value of the death benefits is to offset the income taxes that will result from the Company-paid benefit that would not be applicable in the case of insurance payments. This alternative payment method was available only to officers who elected the annuity before 1998. If Mr. Stephens had passed away at the end of 2018, his annual death benefit for ten years would have been $1,398,839.

72

EXECUTIVE COMPENSATION TABLES

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan (1)	Executive Contributions in Last FY (2) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (2)(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (2) ($)
Stephenson	Stock Purchase and Deferral Plan	5,584,500	1,190,100	(3,041,236)	6,785,671	11,491,345
	Cash Deferral Plan	900,000	—	613,007	7,163,963	15,031,614
Stephens	Stock Purchase and Deferral Plan	1,952,000	429,600	(538,956)	2,341,411	2,232,179
Donovan	Stock Purchase and Deferral Plan	352,500	113,700	(63,581)	402,547	416,937
	Cash Deferral Plan	1,375,500	—	234,522	—	6,331,583
McAtee	Stock Purchase and Deferral Plan	493,438	135,388	(112,688)	544,345	535,499
Stankey	Stock Purchase and Deferral Plan	118,750	105,550	(350,287)	105,888	1,358,666
	Cash Deferral Plan	—	—	8,918	—	233,100

Note 1.

Amounts attributed to the Stock Purchase and Deferral Plan or to the Cash Deferral Plan also include amounts from their predecessor plans. No further contributions are permitted under the predecessor plans.

Note 2.

Of the amounts reported in the contributions and earnings columns and also included in the aggregate balance column in the table above, the following amounts are reported as compensation for 2018 in the “Summary Compensation Table”: Mr. Stephenson—$2,761,243, Mr. Stephens—$757,100, Mr. Donovan—$516,411, Mr. McAtee—$291,325, and Mr. Stankey— $226,210. Of the amounts reported in the aggregate balance column, the following aggregate amounts were previously reported in the “Summary Compensation Table” for 2017 and 2016, combined: Mr. Stephenson—$7,474,620, Mr. Stephens—$1,624,500, Mr. Donovan—$2,656,808, Mr. McAtee—$337,500, and Mr. Stankey—$6,456.

Note 3.

Aggregate Earnings include interest, dividend equivalents, and stock price appreciation/depreciation. The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table” includes only the interest that exceeds the SEC market rate, as shown in footnote 3 to the “Summary Compensation Table”.

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EXECUTIVE COMPENSATION TABLES

STOCK PURCHASE AND DEFERRAL PLAN (SPDP)

Under the SPDP and its predecessor plan, mid-level managers and above may annually elect to defer up to 30% of their salary and annual bonus. Officers, including the NEOs, may defer up to 95% of their short-term award, which is similar to, and paid in lieu of, the annual bonus paid to other management employees. In addition, the Committee may approve other contributions to the plan. Contributions are made through payroll deductions and are used to purchase AT&T deferred share units (each representing the right to receive a share of AT&T stock) at fair market value on a tax-deferred basis. Participants receive a 20% match in the form of additional deferred share units; however, with respect to short-term awards, officer level participants receive the 20% match only on the purchase of deferred share units that represent no more than their target awards. In addition, the Company provides “makeup” matching contributions in the form of additional deferred share units in order to generally offset the loss of match in the 401(k) plan caused by participation in the SPDP and the CDP, and to provide match on compensation that exceeds Federal compensation limits for 401(k) plans. The makeup match is an 80% match on contributions from the first 6% of salary and bonus (the same rate as used in the Company’s principal 401(k) plan), reduced by the amount of matching contributions the employee is eligible to receive (regardless of actual participation) in the Company’s 401(k) plan. (For managers hired after January 1, 2015, the 401(k) match and SPDP makeup match is 100% on contributions from the first 6% of salary.) Officer level employees do not receive a makeup match on the contribution of their short-term awards. Deferrals are distributed in AT&T stock at times elected by the participant. For salary deferrals prior to 2011 and bonus deferrals prior to 2012, in lieu of the 20% match, participants received two stock options for each deferred share unit acquired. Each stock option had an exercise price equal to the fair market value of the stock on the date of grant.

Cash Deferral Plan (CDP)

Managers who defer at least 6% of salary in the SPDP may also defer up to 50% (25% in the case of mid-level managers) of salary into the CDP. Similarly, managers that defer 6% of bonuses in the SPDP may also defer bonuses in the CDP, subject to the same deferral limits as for salary; however, officer level managers may defer up to 95% of their short-term award into the CDP without a corresponding SPDP deferral. In addition, the Committee may approve other contributions to the plan. We pay interest at the Moody’s Long-Term Corporate Bond Yield Average for the preceding September (the Moody’s rate), a common index used by companies. Pursuant to the rules of the SEC, we include in the “Summary Compensation Table” under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” any earnings on deferred compensation that exceed a rate determined in accordance with SEC rules. Deferrals are distributed at times elected by the participant. Similarly, under its predecessor plan, managers could defer salary and incentive compensation to be paid at times selected by the participant. No deferrals were permitted under the prior plan after 2004. Account balances in the prior plan are credited with interest at a rate determined annually by the Company, which will be no less than the prior September Moody’s rate.

74

EXECUTIVE COMPENSATION TABLES

AT&T SEVERANCE POLICY

The AT&T Severance Policy generally limits severance payments for Executive Officers to 2.99 times salary and bonus. Under the AT&T Severance Policy, the Company will not provide severance benefits to an Executive Officer that exceed 2.99 times the officer’s annual base salary, plus target bonus, unless the excess payment receives prior stockholder approval or is ratified by stockholders at a regularly scheduled annual meeting within the following 15 months.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

Change in Control

An acquisition in our industry can take a year or more to complete, and during that time it is critical that the Company have continuity of its leadership. If we are in the process of being acquired, our officers may have concerns about their employment with the new company. Our Change in Control Severance Plan offers benefits so that our officers may focus on the Company’s business without the distraction of searching for new employment. The Change in Control Severance Plan covers our officers, including each of the NEOs.

Description of Change in Control Severance Plan

The Change in Control Severance Plan provides an officer who is terminated or otherwise leaves our Company for “good reason” after a change in control a payment equal to 2.99 times the sum of the executive’s most recent salary and target bonus. The Company is not responsible for the payment of excise taxes (or taxes on such payments). In 2014, the Company eliminated health, life insurance and financial counseling benefits from the plan.

“Good reason” means, in general, assignment of duties inconsistent with the executive’s title or status; a substantial adverse change in the nature or status of the executive’s responsibilities; a reduction in pay; or failure to pay compensation or continue benefits. For the CEO, we eliminated a provision that defined “good reason” to include a good faith determination by the executive within 90 days of the change in control that he or she is not able to discharge his or her duties effectively.

Under the plan, a change in control occurs: (a) if anyone (other than one of our employee benefit plans) acquires more than 20% of AT&T’s common stock, (b) if within a two-year period, the Directors at the beginning of the period (together with any new Directors elected or nominated for election by a two-thirds majority of Directors then in office who were Directors at the beginning of the period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board, (c) upon consummation of a merger where AT&T Inc. is one of the merging entities and where persons other than the AT&T stockholders immediately before the merger hold more than 50% of the voting power of the surviving entity, or (d) upon our stockholders’ approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

If a change in control and a subsequent termination of employment of the NEOs had occurred at the end of 2018 in accordance with the Change in Control Severance Plan, the following estimated severance payments would have been paid in a lump sum.

POTENTIAL CHANGE IN CONTROL SEVERANCE PAYMENTS

AS OF DECEMBER 31, 2018

Name	Severance ($)
Stephenson	23,023,000
Stephens	10,355,900
Donovan	11,735,750
McAtee	9,493,250
Stankey	23,533,791

None of the NEOs hold stock awards that would be subject to automatic vesting in connection with a change in control.

75

OTHER INFORMATION

VOTING

Stockholders of Record

Stockholders whose shares are registered in their name on the Company records (also known as “stockholders of record”) will receive either a proxy card by which they may indicate their voting instructions or a notice on how they may obtain a proxy. Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the form of proxy. Similar procedures may also be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

All shares represented by proxies will be voted by one or more of the persons designated on the form of proxy in accordance with the stockholders’ directions. If the proxy card is signed and returned or the proxy is submitted by telephone or through the Internet without specific directions with respect to the matters to be acted upon, it will be treated as an instruction to vote such shares in accordance with the recommendations of the Board of Directors. Any stockholder giving a proxy may revoke it at any time before the proxy is voted at the meeting by giving written notice of revocation to the Secretary of AT&T, by submitting a later-dated proxy, or by attending the meeting and voting in person. The Chairman of the Board will announce the closing of the polls during the Annual Meeting. Proxies must be received before the closing of the polls in order to be counted.

A stockholder may designate a person or persons other than those persons designated on the form of proxy to act as the stockholder’s proxy by striking out the name(s) appearing on the proxy card, inserting the name(s) of another person(s), and delivering the signed card to that person(s). The person(s) designated by the stockholder must present the signed proxy card at the meeting in order for the shares to be voted.

Shares Held Through a Bank, Broker, or Other Custodian

Where the stockholder is not the record holder, such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure the shares are properly voted.

Shares Held on Your Behalf under Company Benefit Plans or under The DirectSERVICE Investment Program

The proxy card, or a proxy submitted by telephone or through the Internet, will also serve as voting instructions to the plan administrator or trustee for any shares held on behalf of a participant under any of the following employee benefit plans: the AT&T Savings and Security Plan; the AT&T Puerto Rico Retirement Savings Plan; the AT&T Retirement Savings Plan; the BellSouth Savings and Security Plan and the Warner Media, LLC Savings Plan (WM Plan). Subject to the trustee’s fiduciary obligations, shares in each of the above employee benefit plans (other than the WM Plan) for which instructions are not received will not be voted. Shares in the WM Plan for which voting instructions are not received will be voted in the same proportion as shares for which voting instructions are received, except that if the WM Plan shares are attributable to accounts transferred from the Time Incorporated Payroll-Based Employee Stock Ownership Plan or the WCI Employee Stock Ownership Plan, then uninstructed shares will not be voted. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by April 23, 2019.

In addition, the proxy card or a proxy submitted by telephone or through the Internet will constitute voting instructions to the plan administrator under The DirectSERVICE Investment Program sponsored and administered by Computershare Trust Company, N.A. (AT&T’s transfer agent) for shares held on behalf of plan participants.

If a stockholder participates in the plans listed above and/or maintains stockholder accounts under more than one name (including minor differences in registration, such as with or without a middle initial), the stockholder may receive more than one set of proxy materials. To ensure that all shares are voted, please submit proxies for all of the shares you own.

76

OTHER INFORMATION

ATTENDING THE MEETING

Only AT&T stockholders may attend the meeting.

Stockholders of Record (shares are registered in your name)

An admission ticket is attached to your proxy card or Annual Meeting Notice and Admission Ticket. If you plan to attend the Annual Meeting, please retain the admission ticket and bring it with you to the meeting. A stockholder of record who does not have an admission ticket will be admitted upon presentation of photo identification at the door.

Other Stockholders (shares are held in the name of a bank, broker, or other institution)

You may obtain admission to the meeting by presenting proof of your ownership of AT&T common stock and photo identification. To be able to vote at the meeting, you will need the bank, broker, or record holder to give you a proxy.

HOUSEHOLDING INFORMATION

No more than one annual report and Proxy Statement will be sent to multiple stockholders sharing an address unless AT&T has received contrary instructions from one or more of the stockholders at that address. Stockholders may request a separate copy of the most recent annual report and/or the Proxy Statement by writing the transfer agent at: Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by calling (800) 351-7221. Stockholders calling from outside the United States may call (781) 575-4729. Requests will be responded to promptly. Stockholders sharing an address who desire to receive multiple copies, or who wish to receive only a single copy, of the annual report and/or the Proxy Statement may write or call the transfer agent at the above address or phone numbers to request a change.

VOTING RESULTS

The voting results of the Annual Meeting will be published no later than four business days after the annual meeting on a Form 8-K filed with the Securities and Exchange Commission, which will be available in the investor relations area of our website at www.att.com.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

AT&T’s Executive Officers and Directors are required under the Securities Exchange Act of 1934 to file reports of transactions and holdings in AT&T common stock with the SEC and the NYSE. Based solely on a review of the filed reports made during or with respect to the preceding year, AT&T believes that all Executive Officers and Directors were in compliance with all filing requirements applicable to such Executive Officers and Directors.

COST OF PROXY SOLICITATION

The cost of soliciting proxies will be borne by AT&T. Officers, agents and employees of AT&T and its subsidiaries and other solicitors retained by AT&T may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of AT&T. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. AT&T has retained D. F. King & Co., Inc. to aid in the solicitation of proxies at a fee of $23,500, plus expenses.

77

OTHER INFORMATION

CEO PAY RATIO

We determined the pay ratio by dividing the total 2018 compensation of the CEO as disclosed in the Summary Compensation Table by the total 2018 compensation of the median employee, using the same components of compensation as used in the Summary Compensation Table for the CEO.

Our median employee for 2018 was determined using the compensation of employees who were actively employed on October 1, 2018 (the Measurement Date). We used their cash compensation for the first three quarters of the year to determine the median employee.

Determination of Number of Employees for Selection of Median Employee

Step 1 -

As of the Measurement Date, our total number of active global employees was 233,993, excluding the CEO and 31,618 employees of companies acquired during 2018 as follows: WarnerMedia (30,208), AppNexus (1,054), and AlienVault (356).

Number of Employees:	233,993

Step 2 -

Of the above referenced 233,993 active global employees, 44,892 were non-U.S. employees. We included in our calculation only the employees in the five foreign countries that held our largest foreign employee populations as follows: Mexico (20,214), Argentina (4,177), Slovakia (3,295), Colombia (3,064) and India (2,885). We excluded 11,257 employees in 56 other foreign countries as follows: Australia (266), Austria (12), Barbados (2), Belgium (125), Brazil (2,151), Bulgaria (101), Canada (440), Chile (467), China (78), Costa Rica (242), Curacao (17), Czech Republic (1,251), Denmark (58), Ecuador (379), El Salvador (1), Finland (19), France (183), Germany (289), Greece (3), Guatemala (2), Hong Kong (216), Hungary (2), Indonesia (2), Iraq (1), Ireland (31), Israel (308), Italy (137), Japan (124), Korea (28), Lithuania (1), Malaysia (694), Netherlands (219), New Zealand (16), Norway (11), Pakistan (2), Panama (3), Peru (272), Philippines (64), Poland (13), Portugal (2), Romania (2), Russian Federation (2), Singapore (314), Slovenia (2), South Africa (4), Spain (99), Sweden (43), Switzerland (52), Taiwan (20), Thailand (8), Trinidad (110), Turkey (3), United Arab Emirates (4), United Kingdom (1,066), Uruguay (199), and Venezuela (1,097).

Number of Employees:	(11,257)
Result - After exclusions, we used 189,101 U.S. employees and 33,635 non-U.S. employees for the determination of the median employee.
Total Number of Employees	222,736

The total compensation of our median employee, $95,814, was determined using the same methodology we used for Mr. Stephenson in the Summary Compensation Table and we included the cost of group health and welfare benefits. The total compensation of the CEO Randall L. Stephenson was $29,118,118, which includes the value of Mr. Stephenson’s health benefits. The final pay ratio calculation is 304:1.

78

ANNEX A

The following tables reconcile our free cash flow (FCF) and earnings per share (EPS) metrics, discussed on page 38, to the most comparable GAAP metrics.

Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including capital expenditures, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to stockholders.

FREE CASH FLOW

Dollars in millions	Twelve Months Ended December 31, 2018
Net cash provided by operating activities	$43,602
Less: Capital expenditures	(21,251)
Free Cash Flow	22,351

Adjusted diluted EPS is calculated by excluding from operating revenues, operating expenses and income tax expense certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs (referred to as “Adjusting Items”). Management believes that this measure provides relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusting items include revenues and costs we consider nonoperational in nature, such as items arising from asset acquisitions or dispositions. We also adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans.

ADJUSTED DILUTED EPS

Twelve Months Ended December 31, 2018
Diluted EPS	$ 2.85
Amortization of intangible assets	0.81
Merger integration and other items [1]	0.26
(Gain) loss on sale of assets, impairments and other adjustments [2]	0.05
Actuarial (gain) loss [3]	(0.38)
Tax-related items	(0.07)
Adjusted EPS	$ 3.52
1.	Includes combined merger integration items and merger-related interest income and expense, and redemption premiums.
2.	Includes gains on transactions, natural disaster adjustments and charges, and employee-related and other costs.
3.

Includes adjustments for actuarial gains or losses associated with our postemployment benefit plans, which we immediately recognize in the income statement, pursuant to our accounting policy for the recognition of actuarial gains/losses. We recorded total net actuarial gains of $3.4 billion in 2018. As a result, adjusted EPS reflects an expected return on plan assets of $3.5 billion (based on an average expected return on plan assets of 7.00% for our pension trust and 5.75% for our VEBA trusts), rather than the actual return on plan assets of $1.2 billion loss (actual pension return of -1.4% and VEBA return of -4.2%), included in the GAAP measure of income.

79

AT&T Corporate Social Responsibility

2025 Goals

Our Network & Our Customers	Our Supply Chain	Our Communities
AT&T will enable carbon savings 10 times the footprint of our operations by enhancing the efficiency of our network and delivering sustainable customer solutions.	We will work with our industry peers to develop and promote adoption of sustainability metrics that will transform the environmental and social impact of technology supply chains.

We will invest resources,

develop initiatives,

and collaborate with

stakeholders to close the

skills gap by increasing the

number of Americans with

high-quality, post-secondary

degrees or credentials to 60%.

Awards, Ratings, and Rankings

For more information and for a complete list of external recognition, visit att.com/csr

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Election of Directors – The Board of Directors recommends a vote FOR the listed nominees.

1.	Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Randall L. Stephenson	☐	☐	☐	06 - William E. Kennard	☐	☐	☐	11 - Laura D’Andrea Tyson	☐	☐	☐
	02 - Samuel A. Di Piazza, Jr.	☐	☐	☐	07 - Michael B. McCallister	☐	☐	☐	12 - Geoffrey Y. Yang	☐	☐	☐

	03 - Richard W. Fisher	☐	☐	☐	08 - Beth E. Mooney	☐	☐	☐

	04 - Scott T. Ford	☐	☐	☐	09 - Matthew K. Rose	☐	☐	☐

	05 - Glenn H. Hutchins	☐	☐	☐	10 - Cynthia B. Taylor	☐	☐	☐

B	Management Proposals — The Board of Directors recommends a vote FOR Items 2 and 3.

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of appointment of independent auditors.	☐	☐	☐	3.	Advisory approval of executive compensation.	☐	☐	☐

C	Stockholder Proposals — The Board of Directors recommends a vote AGAINST Item 4.

		For	Against	Abstain

4.	Independent Chair.	☐	☐	☐

∎		1 U P X	+

001CSP00A8	02Z7FE

AT&T Inc. 2019 Annual Meeting of Stockholders	Admission Ticket

Friday, April 26, 2019	Upon arrival, please present this admission ticket and photo ID at the registration desk.
Doors open at 7:30 a.m. local time
Meeting begins at 9:00 a.m. local time

Moody Performance Hall

2520 Flora Street

Dallas, TX 75201

Directions:

Complimentary parking is available as indicated on the map.

Upon arrival, please present this admission ticket and a government-issued photo identification. All shareholders and guests are required to present a government-issued photo identification. For safety and security reasons, use of recording devices and still video cameras are not permitted. In addition, signs, placards, leaflets, computers, large bags, briefcases, packages, and weapons will not be permitted in the building.

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▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE .  ▼

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 26, 2019.

The undersigned hereby appoints Randall L. Stephenson and John J. Stephens, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in AT&T Inc. at the Annual Meeting of Stockholders to be held on April 26, 2019, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, it will be treated as an instruction to vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.	+

The Board of Directors recommends a vote FOR all nominees, FOR Items 2 and 3, and AGAINST the stockholder proposal (Item 4) listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

Please sign below and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone, through the Internet or mail it to Computershare, PO Box 43115, Providence RI 02940. This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to the (a) plan administrator for shares held on your behalf pursuant to The DirectSERVICE Investment Program (dividend reinvestment plan) and (b) plan administrator or trustee for shares held on your behalf under any of the following employee benefit plans: the AT&T Savings and Security Plan; the AT&T Puerto Rico Retirement Savings Plan; the AT&T Retirement Savings Plan; the BellSouth Savings and Security Plan; and the Warner Media, LLC Savings Plan (WM Plan). Shares in the employee benefit plans, for which voting instructions are not received (uninstructed shares) will not be voted, subject to the trustee’s fiduciary obligations; however, uninstructed shares in the WM Plan will be voted in the same proportions as shares for which voting instructions are received. Uninstructed shares attributable to accounts transferred to the WM Plan from the Time Incorporated Payroll-Based Employee Stock Ownership Plan or the WCI Employee Stock Ownership Plan will not be voted. To allow sufficient time for voting by the trustees and/or administrators of the employee benefit plans, your voting instructions must be received by April 23, 2019.

D	Authorized Signatures – This section must be completed for your instructions to be executed.

Change of Address – Please print new address below.	Comments – Please print your comments below

E	Non-Voting Items
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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